Exhibit 10.1

SERVICES AND INVESTMENT AGREEMENT

By And Among

EXCO RESOURCES, INC.,

As EXCO,

And

ENERGY STRATEGIC ADVISORY SERVICES LLC,

As ESAS,

Dated as of March 31, 2015

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibit A	Form of Fourth Amended and Restated Articles of Incorporation of EXCO
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Nomination Letter Agreement
Exhibit E	Executive Chairman Description

SCHEDULES

Schedule 1.1	Knowledge Persons
Schedule 4.11	Registration Rights Agreements

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SERVICES AND INVESTMENT AGREEMENT

This SERVICES AND INVESTMENT AGREEMENT (this “Agreement”), is dated as of March 31, 2015 (the “Execution Date”), by and among EXCO Resources, Inc., a Texas corporation (“EXCO”), and Energy Strategic Advisory Services LLC, a Delaware limited liability company (“ESAS”). Each of EXCO and ESAS are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, ESAS desires to provide, and EXCO desires to engage ESAS for, the Services upon the terms and conditions hereinafter set forth;

WHEREAS, EXCO desires to sell and issue, and ESAS desires to receive from EXCO, the Initial Shares (defined below) and the Warrants (defined below), upon the terms and conditions hereinafter set forth; and

WHEREAS, ESAS desires to purchase at least fifty million dollars ($50,000,000) of EXCO Common Stock prior to the first anniversary of the Closing Date, including the Initial Shares.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Definitions. As used herein:

“2005 Registration Rights Agreement” means that certain First Amended and Restated Registration Rights Agreement of EXCO, originally dated as of October 3, 2005, as amended and restated as of December 30, 2005.

“2007 Registration Rights Agreement” means that certain Registration Rights Agreement of EXCO, dated March 28, 2007, in respect of 7.0% Cumulative Convertible Perpetual Preferred Stock and Hybrid Preferred Stock.

“AAA” is defined in Section 11.4(a).

“Accounting Principles” means the United States generally accepted accounting principles, consistently applied.

“Affiliate” means, with respect to any Person, any Person that (a) directly or indirectly (through one or more Subsidiaries) controls such Person, (b) is controlled directly or indirectly (through one or more Subsidiaries) by such Person, (c) is under the common control, whether directly or indirectly (through one or more Subsidiaries), with such Person by the same ownership or control of the parent or general partner of such Person, or (d) is the successor or surviving Person by a merger or consolidation of any such Person pursuant to applicable Law. For purposes of this definition “control” means (i) the ownership, directly or indirectly or beneficially, of fifty percent (50%) of the outstanding voting securities or the beneficial interest of another Person or (ii) the direct or indirect ability to direct the management, policies or business decisions of another Person, whether as the general partner, sole member, sole shareholder, through voting securities, contracts or otherwise.

“Arbitration Panel” is defined in Section 11.4(a).

“beneficially own,” “beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that, in calculating the beneficial ownership of any Person, such Person shall be deemed (i) to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event or after the passage of time, and (ii) to beneficially own all of the shares of Capital Stock held by any of its Affiliates.

“Board of Directors” means the Board of Directors of EXCO.

“BRC” is defined in Section 3.1.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Dallas, Texas or New York, New York.

“Business Opportunities Waiver” means the renouncement of any interest or expectancy of EXCO in, or in being offered an opportunity to participate in, any business opportunities by each of the members of the Board of Directors of EXCO (and their respective Affiliates and related funds and other related Persons, including any ESAS nominees or representatives serving on the Board of Directors of EXCO or any of its Subsidiaries, including the position of Executive Chairman) in the form set forth in Exhibit A.

“Business Plan” is defined in Section 5.18(a).

“Capital Stock” of any Person means any and all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Certificate of Amendment” means the certificate of amendment published by the secretary of state of the State of Texas on Form 424 completed to give effect to the amendment and restatement of EXCO’s Articles of Incorporation pursuant to the Organizational Document Amendment Proposal.

“Claim Notice” is defined in Section 10.5(b).

“Closing” is defined in Section 8.1.

“Closing Date” is defined in Section 8.1.

“Closing Warrants” means (i) a warrant exercisable for 20,000,000 shares of Common Stock with a strike price of $7.00 per share of Common Stock, and (ii) a warrant exercisable for 25,000,000 shares of Common Stock with a strike price of $10.00 per share of Common Stock, each as evidenced by the certificates in the Form of Warrants attached hereto as Exhibit B.

“Code” means the United States Internal Revenue Code of 1986.

“Common Stock” shall mean the common stock of EXCO, par value $0.001 per share.

“Confidential Information” is defined in Section 5.4.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of August 20, 2014 by and among EXCO and ESAS, as amended from time to time.

“Consolidated Subsidiaries” means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with the Accounting Principles.

“Damages” is defined in Section 10.4(b).

“Direct Claim” is defined in Section 10.5(g).

“Dispute” is defined in Section 11.4(a).

“ESAS” is defined in the introductory paragraph hereof.

“ESAS Forfeiture Event” shall mean:

(a) any material willful or intentional breach by ESAS of any of its covenants set forth in this Agreement or any other Transaction Document that are to be performed by ESAS after the Closing Date but on or prior to the Termination Date;

(b) ESAS’s failure to purchase, hold or satisfy all or any portion the Investment or to comply with the terms of Section 5.20 as and when required under the terms of this Agreement; or

(c) any time after the Closing Date and on or prior to the date a Party delivers a notice of termination of this Agreement, the occurrence or existence of any of the following:

(i) Wilder’s failure to agree to be nominated for election to serve on the Board of Directors as the Executive Chairman at any annual meeting of the shareholders or special meeting held to elect members of the Board of Directors or the Executive Chairman;

(ii) Wilder’s resignation from the Board of Directors;

(iii) Wilder’s failure to agree to serve on the Board of Directors as Executive Chairman when properly elected;

(iv) the prohibition or disqualification of Wilder from serving as a director of EXCO under any final non-appealable Order or decree of any court with competent jurisdiction, the SEC or any other regulatory body, rule or regulation of the SEC, the NYSE or any other exchange on which the Common Stock is listed, or by applicable Law;

(v) Wilder’s engagement in acts or omissions constituting a breach of his fiduciary duties to EXCO and its shareholders (other than such duties that are waived in the Articles of Incorporation of EXCO), as determined under a final non-appealable Order or decree of any court with competent jurisdiction;

(vi) Wilder being subject to a disqualification event described in Rule 506(d) of Regulation D of the Securities Act of 1933; or

(vii) any final non-appealable conviction by a court with competent jurisdiction or any plea of nolo contendere of Wilder of any felony (other than any driving violation) or crime involving dishonesty or moral turpitude; or

(viii) Wilder’s death or failure to possess sufficient mental and physical capacities, as determined by a medical doctor appointed by EXCO’s CEO from the medical staff at Texas Health Presbyterian Hospital Dallas, to perform his obligations as Executive Chairman of EXCO (other than periods of temporary disability or incapacity not to exceed sixty (60) consecutive days);

provided, however, (i) ESAS Forfeiture Event shall not exist and shall not be valid (and any invalid termination of this Agreement for ESAS Forfeiture Event shall be deemed a termination not for ESAS Forfeiture Event) unless (A) EXCO notifies ESAS in writing in reasonable detail of the circumstances forming the basis for an ESAS Forfeiture Event termination, (B) such notice is given within sixty (60) days after EXCO obtains knowledge of such circumstances and (C) such notice indicates that EXCO elects to terminate this Agreement for ESAS Forfeiture Event based on such circumstances, and (ii) with respect to subpart (a) of this definition, “ESAS Forfeiture Event” shall not be deemed to exist unless ESAS has failed to cure any such breaches described in such subpart within sixty (60) days’ notice from EXCO of such breach.

“ESAS Group” means ESAS and each Affiliate of ESAS.

“ESAS Initial Warrantholders” shall mean, at the Execution Date and such other date or dates that the Warrants are issued, as applicable, ESAS and any of its Affiliates to whom, pursuant to Section 11.8, ESAS has assigned (with the consent of EXCO, which consent shall not be unreasonably withheld) the right to be issued by EXCO all or a portion of the Warrants.

“ESAS Material Adverse Effect” means any event, change or circumstance (whether foreseeable or not) that, individually or in the aggregate, results or would be reasonably likely to result in a material adverse effect on the ability of ESAS to perform its obligations hereunder or under the other Transaction Documents; provided, however, that “ESAS Material Adverse

Effect” shall not include material adverse effects resulting from (A) general changes in hydrocarbon prices; (B) changes in condition or developments generally applicable to the oil and gas industry in the United States so long as such conditions do not have a materially disproportionate effect on ESAS, (C) economic, financial, credit or political conditions and general changes in markets so long as such conditions do not have a materially disproportionate effect on ESAS; (D) acts of God, including hurricanes and storms; (E) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of ESAS); (F) civil unrest or similar disorder; terrorist acts; or any outbreak of hostilities or war; (G) any reclassification or recalculation of reserves in the ordinary course of business; (H) changes in Laws; (I) effects or changes that are cured at no cost to EXCO or no longer exist by the earlier of the Closing and the termination of this Agreement pursuant to Article 8; (J) any effect resulting from any action taken by EXCO or any Affiliate of EXCO, other than those actions expressly permitted or required in accordance with the terms of this Agreement; (K) natural declines in well performance; or (L) any matters, facts or disclosures set forth in the schedules herein as of the Execution Date.

“EXCO” is defined in the introductory paragraph hereof.

“EXCO Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 31, 2013, among EXCO, as borrower, certain Subsidiaries of EXCO, as guarantors, the lender parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended.

“EXCO Forfeiture Event” shall mean:

(a) any material willful or intentional breach by EXCO of any of its covenants set forth in this Agreement or any other Transaction Document that are to be performed by EXCO after the Closing Date but on or prior to the Termination Date; or

(b) if any time after the Closing Date and on or prior to the date a Party delivers a notice of termination of this Agreement, Wilder is not elected as the Executive Chairman of the Board of Directors or is removed as Executive Chairman of the Board of Directors except as a result of any of the following:

(i) Wilder’s failure to agree to be nominated for election to serve on the Board of Directors as the Executive Chairman at any annual meeting of the shareholders or special meeting held to elect members of the Board of Directors or the Executive Chairman;

(ii) Wilder’s resignation from the Board of Directors;

(iii) Wilder’s failure to agree to serve on the Board of Directors as Executive Chairman when properly elected;

(iv) the prohibition or disqualification of Wilder from serving as a director of EXCO under any final non-appealable Order or decree of any court with competent jurisdiction, the SEC or any other regulatory body, rule or regulation of the SEC, the NYSE or any other exchange on which the Common Stock is listed, or by applicable Law;

(v) Wilder’s engagement in acts or omissions constituting a breach of his fiduciary duties to EXCO and its shareholders (other than such duties that are waived in the Articles of Incorporation of EXCO), as determined under a final non-appealable Order or decree of any court with competent jurisdiction;

(vi) Wilder being subject to a disqualification event described in Rule 506(d) of Regulation D of the Securities Act of 1933;

(vii) any final non-appealable conviction by a court with competent jurisdiction or any plea of nolo contendere of Wilder of any felony (other than any driving violation) or crime involving dishonesty or moral turpitude; or

(viii) Wilder’s death or failure to possess sufficient mental and physical capacities, as determined by a medical doctor appointed by EXCO’s CEO from the medical staff at Texas Health Presbyterian Hospital Dallas, to perform his obligations as Executive Chairman of the EXCO (other than periods of temporary disability or incapacity not to exceed sixty (60) consecutive days);

provided, however, (i) EXCO Forfeiture Event shall not exist and shall not be valid (and any invalid termination of this Agreement for EXCO Forfeiture Event shall be deemed a termination not for EXCO Forfeiture Event) unless (A) ESAS notifies EXCO in writing in reasonable detail of the circumstances forming the basis for an EXCO Forfeiture Event termination, (B) such notice is given within sixty (60) days after ESAS obtains knowledge of such circumstances and (C) such notice indicates that ESAS elects to terminate this Agreement for EXCO Forfeiture Event based on such circumstances, and (ii) with respect to subpart (a) of this definition, “EXCO Forfeiture Event” shall not be deemed to exist unless EXCO has failed to cure any such breaches described in such subpart within sixty (60) days’ notice from ESAS of such breach.

“EXCO Group” means EXCO and each Affiliate of EXCO except for members of ESAS Group.

“EXCO Material Adverse Effect” means any event, change or circumstance (whether foreseeable or not) that, individually or in the aggregate, results or would be reasonably likely to result in a material adverse effect on (i) EXCO’s ability to perform its obligations hereunder or under the other Transaction Documents or (ii) the ownership, financial condition, capitalization, liabilities or operation of EXCO as currently conducted as of the Execution Date; provided, however, that “EXCO Material Adverse Effect” shall not include material adverse effects resulting from (A) general changes in hydrocarbon prices; (B) changes in condition or developments generally applicable to the oil and gas industry in the United States so long as such conditions do not have a materially disproportionate effect on EXCO, (C) economic, financial, credit or political conditions and general changes in markets; (D) acts of God, including hurricanes and storms; (E) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of EXCO); (F) civil unrest or similar disorder; terrorist acts; or any outbreak of hostilities or war; (G) any reclassification or recalculation of reserves in the ordinary course of business; (H) changes in Laws; (I) effects or changes that are cured at no cost to ESAS or no longer exist by the earlier of the Closing and the termination of this Agreement pursuant to Article 8; (J) any effect resulting from any action taken by ESAS or any of ESAS’s respective Affiliates with the intent of causing such effect, other than those actions expressly permitted or required in accordance with the terms of this Agreement; (K) any effect resulting from any action taken by EXCO or any Affiliate of EXCO with ESAS’s written consent; (L) natural declines in well performance; or (M) any matters, facts or disclosures set forth in the schedules herein as of the Execution Date.

“EXCO Organizational Documents” shall mean the Third Amended and Restated Articles of Incorporation of EXCO, as amended, and the Second Amended and Restated Bylaws of EXCO.

“EXCO Stock Plans” is defined in Section 4.4.

“Escrow Account” means the escrow account maintained by the Escrow Agent in accordance with the terms of the Escrow Agreement.

“Escrow Agent” means a United States national banking association, as appointed by mutual agreement of the Parties to serve as escrow agent hereunder, and any successor to such banking association.

“Escrow Agreement” means an escrow agreement between the Parties and the Escrow Agent, as such may be amended, modified, supplemented or replaced from time to time.

“Exceptions” is defined in Section 3.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” is defined in the introductory paragraph hereof.

“Fundamental Representations” means (a) with respect to EXCO, the representations and warranties of EXCO set forth in Section 4.3 through Section 4.6, inclusive, and Section 4.13, and the corresponding representations and warranties with respect thereto given in the certificates delivered by EXCO at Closing pursuant to Section 8.3(e) and (b) with respect to ESAS, the representations and warranties of ESAS set forth in Section 3.3, Section 3.7, and Section 3.9, and the corresponding representations and warranties with respect thereto given in the certificates delivered by ESAS at Closing pursuant to Section 8.2(c).

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, tribal, quasi-governmental entity or other political subdivision or authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Payment” means a payment in an amount equal to zero to $2.4 million as determined in accordance with Section 5.18(d)(ii). For purposes of Section 5.18(d)(ii), the maximum Incentive Payment shall be $2.4 million.

“Indemnified Person” is defined in Section 10.5(a).

“Indemnifying Party” is defined in Section 10.5(a).

“Initial Investment” is defined in Section 2.2.

“Initial Shares” is defined in Section 2.2.

“Initial Shares Closing” is defined in Section 2.2.

“Initial Shares Closing Date” is defined in Section 2.2.

“Initial Warrants” means (i) a warrant exercisable for 15,000,000 shares of Common Stock with a strike price of $2.75 per share of Common Stock and (ii) a warrant exercisable for 20,000,000 shares of Common Stock with a strike price of $4.00 per share of Common Stock, each as delivered in connection with the execution of this Agreement.

“Investment” means the Initial Investment and the Remaining Investment.

“Investment Obligation Termination Event” means the occurrence of any of the following events: (a) an event of default (other than defaults to which contractual cure periods or lender forbearance agreements apply) by EXCO or any of its Affiliates under (i) the EXCO Credit Agreement or any other credit agreement or similar agreement for borrowed money or (ii) any EXCO indenture, (b) EXCO is removed from, and the Common Stock is no longer listed on, the NYSE, (c) EXCO becomes insolvent, (d) any bankruptcy proceeding is commenced by, in favor of or against EXCO pursuant to Chapter 11, United States Code, or any similar federal, state or foreign bankruptcy Law; provided, however, no Investment Obligation Termination Event shall occur until ESAS notifies EXCO in writing in reasonable detail of the circumstances giving rise to such Investment Obligation Termination Event, (e) the failure of EXCO to make all SEC Filings as and when required by applicable Law or (f) the issuance of any “going concern” opinion in any audit report from any outside auditors of EXCO.

“Investment Obligation Test Date” is defined in Section 5.20.

“Knowledge” means, (i) with respect to ESAS, the actual conscious knowledge, without any duty or obligation of investigation or inquiry, of only those officers of ESAS named on Schedule 1.1 and (ii) with respect to EXCO the actual conscious knowledge, without any duty or obligation of investigation or inquiry, of only those officers and employees of EXCO named on Schedule 1.1.

“Laws” means all laws, statutes, rules, regulations, ordinances, Orders, decrees, requirements, judgments and codes of Governmental Authorities.

“Lien” means any (a) lien, mortgage, pledge, collateral assignment or security interest, of any kind, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of Capital Stock or securities, any purchase option, call or similar right of a Third Party with respect to such securities (including, in each case of subpart (a) through (c), any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Monthly Fee” means a monthly payment of $300,000 that EXCO shall pay to ESAS for the Services.

“Nomination Letter Agreement” is defined in Section 5.19.

“Notice” is defined in Section 11.1.

“NYSE” shall mean the New York Stock Exchange LLC.

“NYSE Approval Proposal” shall mean the proposal to approve the issuance of a portion of the Warrants and the Warrant Shares in accordance with the rules of the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed.

“Open Market Shares” means Common Stock constituting the Investment that ESAS shall purchase in the open market as described in Section 5.20.

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment, arbitration award or similar action of a Governmental Authority.

“Organizational Document Amendment Proposal” means the proposal to approve the amendment and restatement of the Third Amended and Restated Articles of Incorporation of EXCO in the form attached hereto as Exhibit A, which shall include the Business Opportunities Waiver.

“Ownership Change” is defined in Section 5.21.

“Percentile Rank” means, with respect to any anniversary of the Execution Date, the Percentile Rank as such term is defined in the Form of Warrants attached hereto as Exhibit B except that the Performance Measurement Date shall be the date of such anniversary and the Initial Value Date shall be the date 364 days prior to such anniversary date.

“Permits” means any approvals, authorizations, consents, licenses, registrations, variances, franchise, permission, clearance, qualification, permits or certificates issued, granted, given, obtained, or otherwise made available by or under the authority of a Governmental Authority or pursuant to any Law, and applications therefor and renewals thereof.

“Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Preferred Stock” is defined in Section 4.4.

“Proxy Statement” is defined in Section 5.9.

“Registration Rights” is defined in Section 4.11.

“Registration Rights Agreement” means the Registration Rights Agreement between ESAS, each ESAS Initial Warrantholder and EXCO in substantially the form attached hereto as Exhibit C with such changes as the Parties reasonably agree to in good faith negotiations covering the registration of the Initial Shares, the Warrants, the Warrant Shares and any other shares of Common Stock owned or hereafter purchased by the ESAS Group.

“Remaining Investment” is defined in Section 5.20.

“Representatives” means, with respect to a Party, such Party, its Affiliates and each of their respective officers, employees, accountants, attorneys, environmental consultants and other authorized representatives.

“Required Shareholder Approval” shall mean the requisite approval by (a) the holders of EXCO’s Capital Stock of the NYSE Approval Proposal, as required by the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed, and (b) the approval of the holders of two-thirds of the outstanding Common Stock and disinterested holders of Common Stock representing a majority of the votes cast (excluding abstentions) by all disinterested holders of Common Stock of the Organizational Document Amendment Proposal, as required by applicable Law and the EXCO Organizational Documents.

“Rule 10b5-1 Plan” means a written plan of ESAS to acquire the Remaining Investment in accordance with Rule 10b5-1(c) promulgated under the Exchange Act.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” is defined in Section 4.9.

“Securities” means the Initial Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Services” means the strategic advisory services that ESAS shall provide to EXCO pursuant to Section 5.18 of this Agreement, which shall have the goal of repositioning EXCO in accordance with the Business Plan.

“Shareholder Meeting” means the annual or special meeting of the holders of Common Stock to be called by EXCO for the purpose of obtaining the Required Shareholder Approval.

“Shareholder Proposals” means the Organizational Document Amendment Proposal and the NYSE Approval Proposal.

“SOX” is defined in Section 4.10(e).

“Subsidiary” shall mean, with respect to any Person, (i) any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of shares ordinarily entitled to vote in the election of directors or other members of the governing body of such Person (other than solely by reason of a contingency) is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more subsidiaries of such Person or (c) one or more subsidiaries of such Person, (ii) a partnership or limited liability company of which such Person or one of its subsidiaries is the general partner or managing member, as applicable, or (iii) any other Person in which such Person has the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Termination Date” is defined in Section 9.2(c).

“Third Party” means any Person other than ESAS and EXCO or any of their respective Affiliates.

“Third Party Claim” is defined in Section 10.5(c)

“Trading Day” is defined in the Form of Warrants attached hereto as Exhibit B.

“Transaction Documents” means this Agreement, the Confidentiality Agreement, the Registration Rights Agreement, the Warrants, the Nomination Letter Agreement, the Escrow Agreement and the certificates delivered by the applicable Parties under Sections 8.2(c) and 8.3(e).

“Warrant Shares” means the shares of Common Stock issued by EXCO upon exercise of the Warrants in accordance with the terms of the Warrants.

“Warrants” means the Initial Warrants and the Closing Warrants.

“Wilder” means C. John Wilder, a resident of Dallas County, Texas.

Section 1.2 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means, unless specifically provided otherwise, such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means, unless specifically provided otherwise, such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any law means, unless specifically provided otherwise, that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) reference in this Agreement to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section hereof or Appendix, Schedule or Exhibit thereto; (g) “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof; (h) “including” (and with correlative meaning “include”)

means including without limiting the generality of any description preceding such term; (i) “or” shall be disjunctive, but not exclusive; (j) relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (k) the Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein; provided that in the event a word or phrase defined in this Agreement is expressly given a different meaning in any Schedule or Exhibit, such different definition shall apply only to such Schedule or Exhibit defining such word or phrase independently, and the meaning given such word or phrase in this Agreement shall control for purposes of this Agreement, and such alternative meaning shall have no bearing or effect, on the interpretation of this Agreement; and (l) except as otherwise provided herein, all actions which any Person may take and all determinations which any Person may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Person.

ARTICLE 2

WARRANTS; INITIAL SHARES

Section 2.1 Warrants.

(a) On the terms and conditions contained in this Agreement, on the Execution Date, EXCO shall issue to ESAS the Initial Warrants, as partial consideration for the performance of the Services in accordance with this Agreement.

(b) On the terms and conditions contained in this Agreement, at Closing, or such earlier date, to be mutually agreed upon by EXCO and ESAS, as soon as practicable after the necessary approvals have been obtained for the issuance of the Closing Warrants, EXCO shall issue to ESAS the Closing Warrants, which shall be exercisable pursuant to the terms of the Form of Warrants attached hereto as Exhibit B, as partial consideration for the continued performance of the Services in accordance with this Agreement.

Section 2.2 Initial Shares.

(a) On the terms and conditions contained in this Agreement, EXCO shall issue to ESAS, and ESAS shall purchase and acquire from EXCO, 5,882,353 shares of Common Stock (the “Initial Shares”) on or promptly after the date when a registration statement has been declared effective by the SEC covering the resale of the Initial Shares (the “Initial Shares Closing”, and such date, the “Initial Shares Closing Date”) as consideration for the payment in cash by ESAS of an amount equal to ten million dollars ($10,000,000) (the “Initial Investment”).

(b) Promptly after the date hereof the Parties shall mutually agree upon the Escrow Agent and execute a mutually agreeable Escrow Agreement.

(c) No later than three (3) Business Days after the execution of the Escrow Agreement by the Parties and the Escrow Agent, ESAS shall deposit an amount equal to the Initial Investment with the Escrow Agent via wire transfer of immediately available funds to the Escrow Account, such amount to be held in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement.

(d) Upon the Initial Shares Closing in accordance with Article 6, on the Initial Shares Closing Date the Initial Investment shall be disbursed to EXCO and the remainder, if any, of the amounts held in the Escrow Account attributable to any interest accrued upon the Initial Investment shall be disbursed to or on behalf of ESAS.

(e) If for any reason this Agreement is terminated prior to Closing in accordance with Section 9.2 below, then all amounts held in the Escrow Account shall be disbursed or retained as provided in Section 5.18(e) and Section 9.3.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF ESAS

ESAS represents and warrants to, and agrees with, EXCO as set forth below. Except for representations, warranties and agreements that are expressly limited as to a particular date, each representation, warranty and agreement is made as of the Execution Date and as of the Closing Date after giving effect to the transactions contemplated hereby:

Section 3.1 Formation. ESAS has been duly organized and is validly existing as a limited liability company in good standing under the Laws of the State of Delaware. ESAS is a wholly-owned, direct subsidiary of Bluescape Resources Company LLC (“BRC”).

Section 3.2 Power and Authority. ESAS has the requisite limited liability company power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and each other agreement, document, and instrument to which it is or will be a party or which it has executed and delivered, or will execute and deliver, in connection with the transactions contemplated by this Agreement and to perform its obligations and consummate the transactions contemplated hereunder and thereunder and has taken all necessary limited liability company action required for the due authorization of the Transaction Documents, the performance of its obligations thereunder and the consummation of the transaction contemplated thereby.

Section 3.3 Execution and Delivery. Each Transaction Document to which ESAS is, or will be, a party has been, or at the time of its execution and delivery by ESAS, will be, duly and validly authorized, executed and delivered by ESAS, and constitutes, or at the time of its execution and delivery by ESAS, will constitute, a valid and binding obligation of ESAS, enforceable against ESAS in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws affective the enforcement of creditors’ rights generally, subject to principles of equity and public policy and except to the extent that the indemnification and contribution provisions in this Agreement may be limited by federal or state securities Laws (the “Exceptions”).

Section 3.4 Restricted Securities. ESAS understands that the Securities have not been registered under the Securities Act and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act. As a result, ESAS acknowledges and understands that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities Laws, EXCO and its transfer agent shall make such notation in the stock book and transfer records of EXCO as may be necessary to record that the Securities have not been registered under the Securities Act and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act. ESAS acknowledges that Rule 144 promulgated under the Securities Act may not be available to exempt all sales of the Securities. ESAS recognizes that EXCO is under no obligation to register the Securities except pursuant to this Agreement and the Registration Rights Agreement. ESAS understands that the certificates representing the Securities may carry one or more legends incorporating such restrictions.

Section 3.5 Investment Intent. ESAS is acquiring the Securities for investment for its own account, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with the Securities Act and any applicable state securities or “blue sky” Laws, and ESAS has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with the Securities Act and any applicable state securities or “blue sky” Laws.

Section 3.6 Sophistication. Each of ESAS and BRC is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act, and ESAS has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities being acquired hereunder. ESAS understands and is able to bear any economic risks associated with such investment. Without derogating from or limiting the representations and warranties of EXCO, ESAS acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning EXCO and to obtain additional information that it has requested to verify the information contained in this Section 3.6. With the assistance of ESAS’s own professional advisors, to the extent that ESAS has deemed appropriate, ESAS has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in Securities and the consequences of this Agreement. ESAS has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition, and ESAS is able to bear any economic risks associated with such investment. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the other representations, warranties or covenants of EXCO or to relieve it from any obligations to ESAS for breach thereof or for the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

Section 3.7 No Conflicts. The acquisition of the Securities, the execution and delivery by ESAS of each of the Transaction Documents to which it is, or will be, a party and the performance of and compliance with all of the provisions thereof by ESAS, and the consummation of the transactions contemplated therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (in each case, with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, contract or other arrangement to which ESAS is a party or by which ESAS is bound or to which any of the property or assets of ESAS is subject, (ii) will not result in any violation of the provisions of the certificate of formation, operating agreement or similar governance documents of ESAS, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any applicable Law, including any license, authorization, injunction, judgment, Order, decree, rule or regulation of any Governmental Authority, except in the case of each of clauses (i) through (iii), for any conflict, breach, violation, default, acceleration, Lien, termination or impairment which would not reasonably be expected to result in an ESAS Material Adverse Effect.

Section 3.8 Consents, Approvals or Waivers. No consent, approval, authorization, Order, Permit, registration or qualification of any Third Party or with any Governmental Authority is required to be obtained or made by ESAS in connection with the execution and delivery of the Transaction Documents, the compliance by ESAS with any of the provisions hereof and thereof, or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” Laws in connection with the acquisition of the Securities by ESAS, (ii) any consent, approval, authorization, registration or qualification which, if not made or obtained, would not reasonably be expected to prohibit or materially and adversely affect ESAS’s performance of its obligations under this Agreement, (iii) if applicable, filings required under, and compliance with other applicable requirements of, the HSR Act, (iv) filings required with the NYSE in connection with listing of the Securities and (v) the registration of the resale of the Securities, including such “blue sky” consents, approval authorizations, registrations or qualifications as may be necessary or appropriate.

Section 3.9 No Broker’s Fee. Neither ESAS nor any of its Affiliates is a party to any contract, agreement or understanding with any Person that would give rise to a claim against EXCO for a financial advisory fee, brokerage commission, finder’s fee or like payment in connection with any transaction contemplated in any of the Transaction Agreements.

Section 3.10 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to the Knowledge of ESAS, threatened in writing against, ESAS.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF EXCO

EXCO represents and warrants to, and agrees with, ESAS as set forth below. Except for representations, warranties and agreements that are expressly limited as to a particular date, each representation, warranty and agreement is made as of the Execution Date and as of the Closing Date after giving effect to the transactions contemplated hereby:

Section 4.1 Organization and Qualification. EXCO has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Texas, with the corporate power and authority to own its properties and conduct its business as currently conducted, and, except as has not had and would not reasonably be expected to have, individually or in the aggregate, an EXCO Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. Each Subsidiary of EXCO that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act has been duly organized and is validly existing in good standing under the Laws of its jurisdiction of organization, with the corporate or analogous power and authority to own its properties and conduct its business as currently conducted, and, except as has not had and would not reasonably be expected to have, individually or in the aggregate, an EXCO Material Adverse Effect, has been duly qualified as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

Section 4.2 Corporate Power and Authority. EXCO has the requisite corporate power and authority to enter into, execute and deliver this Agreement, the other Transaction Documents and each other agreement, document, and instrument to which it is or will be a party or which it has executed and delivered, or will execute and deliver, in connection with the transactions contemplated by this Agreement and, assuming receipt of the Required Shareholder Approval, to perform its obligations and consummate the transactions contemplated hereunder and thereunder, including the issuance of the Securities. EXCO has taken all necessary corporate action required for the due authorization of the Transaction Documents, the performance of its obligations thereunder and the consummation of the transaction contemplated thereby, including the issuance of the Securities, except for receiving the Required Shareholder Approval and, once such Required Shareholder Approval is received, filing the Certificate of Amendment with the secretary of state of the State of Texas.

Section 4.3 Execution and Delivery; Enforceability. Each Transaction Document to which EXCO is, or will be, a party has been, or at the time of its execution and delivery by EXCO, will be, duly and validly authorized, executed and delivered by EXCO, and constitutes, or at the time of its execution and delivery by EXCO, will constitute, a valid and binding obligation of EXCO, enforceable against EXCO in accordance with its terms, except as may be limited by the Exceptions.

Section 4.4 Capitalization. The authorized Capital Stock of EXCO consists of 350,000,000 shares of Common Stock of which, as of the Execution Date, 273,702,116 shares were issued and outstanding, of which 2,157,885 are shares of restricted stock issued pursuant to and subject to the vesting requirements of compensatory equity plans of EXCO in effect as of the Execution Date (the “EXCO Stock Plans”) (excluding, for the avoidance of doubt, shares held in treasury and an additional 1,371,536 shares of unvested, performance-based restricted share units reserved for issuance under the EXCO Stock Plans), and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which, as of the Execution Date, no shares are either designated or issued and outstanding. As of the Execution Date, EXCO held 578,042 shares of Common Stock in its treasury. As of the Execution Date, no shares of Common Stock or Preferred Stock were reserved for issuance, except for 10,020,193 shares of Common Stock reserved for issuance under the EXCO Stock Plans upon the exercise of stock options outstanding as of such date and granted under the EXCO Stock Plans, with a weighted average exercise price of $12.63 per share and 1,371,536 restricted share units reserved for issuance under the EXCO Stock Plan subject to the achievement of certain criteria. The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights, EXCO Organizational Documents, or any applicable Laws). As of the Execution Date, except as set forth above or pursuant to this Agreement, there are no (A) shares of Capital Stock or other equity interests or voting securities of EXCO authorized, reserved for issuance, issued or outstanding, (B) options, warrants, calls, preemptive rights, subscription or other rights, instruments, agreements, arrangements or commitments of any character, obligating EXCO or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of Capital Stock or other equity interest or voting security in EXCO or any securities or instruments convertible into or exchangeable for such shares of Capital Stock or other equity interests or voting securities, or obligating EXCO or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, instrument, agreement, arrangement or commitment, (C) except in connection with the vesting, settlement or forfeiture of, or tax payment or withholding with respect to, any equity-based awards under the EXCO Stock Plans, outstanding contractual obligations of EXCO or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Capital Stock or other equity interest or voting securities of EXCO, or (D) issued or outstanding restricted stock awards, units, rights to receive any Capital Stock or other equity interest or voting securities of EXCO on a deferred basis, or rights to purchase or receive any Capital Stock or equity interest or voting securities issued or granted by EXCO to any current or former director, officer, employee or consultant of EXCO. No Subsidiary of EXCO owns any shares of Capital Stock or other equity interest or voting securities of EXCO. There are no voting trusts or other agreements or understandings to which EXCO or any of its Subsidiaries is a party with respect to the voting of the Capital Stock or other equity interest or voting securities of EXCO.

Section 4.5 Issuance. Subject to the Required Shareholder Approval and the acceptance of the Certificate of Amendment by the secretary of state of the State of Texas, the issuance of the Securities has been duly and validly authorized and, when such Securities are issued and delivered against payment therefor, will be duly authorized, validly issued and delivered and fully paid and nonassessable, free and clear of any and all Liens, other than Liens arising as a matter of applicable securities Law.

Section 4.6 No Conflict. Subject to the Required Shareholder Approval and the acceptance of the Certificate of Amendment by the secretary of state of the State of Texas, the sale, issuance and delivery of the Securities and the execution and delivery by EXCO of the Transaction Documents and the performance of and compliance with all of the provisions thereof by EXCO and the consummation of the transactions contemplated therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (in each case, with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, contract or other arrangement to which EXCO or any of its Subsidiaries is a party or by which EXCO or any of its Subsidiaries is bound or to which any of the property or assets of EXCO or any of its Subsidiaries is subject, other than the EXCO Credit Agreement, (ii) will not result in any violation of the provisions of the EXCO Organizational Documents or any of the organizational or governance documents of any of EXCO’s Subsidiaries, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any applicable Law, including any license, authorization, injunction, judgment, Order, decree, rule or regulation of any Governmental Authority, except, in any such case in clauses (i) and (iii), for any conflict, breach, violation, default, acceleration, Lien, termination or impairment which would not reasonably be expected to have, individually or in the aggregate, an EXCO Material Adverse Effect.

Section 4.7 Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Third Party or any Governmental Authority is required for the sale, issuance and delivery of the Securities, and the execution and delivery by EXCO of this Agreement and the other Transaction Documents and performance of and compliance by EXCO with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the Required Shareholder Approval, (ii) the acceptance of the Certificate of Amendment by the secretary of state of the State of Texas, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” Laws in connection with the issuance of the Securities, (iv) if applicable, filings required under, and compliance with other applicable requirements of, the HSR Act, (v) filings required with the NYSE in connection with listing of the Securities, (vi) the registration of the resale of the Securities, including such “blue sky” consents, approval authorizations, registrations or qualifications as may be necessary or appropriate and (vii) as required under the EXCO Credit Agreement.

Section 4.8 Arm’s Length. In connection with all aspects of each transaction contemplated by this Agreement, EXCO acknowledges and agrees that: (i) the transactions contemplated by this Agreement are arm’s-length commercial transactions between EXCO and ESAS, (ii) EXCO is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iii) in connection with the transactions contemplated by this Agreement and the process leading to the foregoing, ESAS has been, are, and will be acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary for EXCO or any of EXCO’s Affiliates, shareholders, creditors or employees or any other Person, and (iv) ESAS has no obligation to EXCO or EXCO’s Affiliates, shareholders, creditors or employees or any other Person with respect to the transactions contemplated hereby except those obligations expressly set forth in this Agreement. To the fullest extent permitted by Law, EXCO hereby waives and releases any claims that EXCO or EXCO’s Affiliates, shareholders, creditors or employees or any other Person may have against ESAS or any of their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Agreement.

Section 4.9 EXCO SEC Filings. Since January 1, 2012, EXCO has filed or furnished all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (the “SEC Filings”) with the SEC. As of their respective dates, each of the SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings. No SEC Filing filed after December 31, 2011, when filed, and, in the case of any SEC Filing amended or superseded prior to the Execution Date, on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any SEC Filing filed with the SEC after the Execution Date but prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.10 Financial Statements.

(a) Each of (i) the financial statements and the related notes of EXCO and its Consolidated Subsidiaries included or incorporated by reference in the SEC Filings, and (ii) the financial statements and the related notes of EXCO and its Consolidated Subsidiaries to be included or incorporated by reference in the Proxy Statement, if any, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder, and fairly present, or will fairly present, as the case may be, in all material respects the financial position, results of operations and cash flows of EXCO and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to the absence of disclosures normally made in footnotes and to customary year-end adjustments that are not and shall not be material; such financial statements have been prepared, or will be prepared, as the case may be, in conformity with the Accounting Principles applied on a consistent basis throughout the periods covered thereby (except as disclosed in the SEC Filings filed before the Execution Date), and each of (A) the supporting schedules included or incorporated by reference in the SEC Filings, and (B) the supporting schedules to be included or incorporated by reference in the Proxy Statement, if any, fairly present, or will fairly present, as the case may be, in all material respects, the information required to be stated therein; and each of (x) the other financial information included or incorporated by reference in the SEC Filings, and (y) the other financial information to be included or incorporated by reference in the Proxy Statement, if any, has been, or will be, as the case may be, derived from the accounting records of EXCO and its Subsidiaries and presents fairly, or will present fairly, as the case may be, the information shown thereby.

(b) Neither EXCO nor any of EXCO’s Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar agreement or arrangement, where the result, purpose or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, EXCO or any of its Subsidiaries in the SEC Filings (including the financial statements contained therein). Except to the extent specifically reflected or reserved against on the December 31, 2014 consolidated balance sheet of EXCO (including the notes thereto) included in EXCO’s Form 10-K as filed with the Commission on February 25, 2015, neither EXCO nor any of its Subsidiaries has any (i) liabilities (whether or not accrued, fixed, contingent, asserted or known) or (ii) any impairments (including impairments that would reasonably be expected to occur or be taken) to assets or reserves, except for liabilities or impairments, respectively, that (A) are otherwise disclosed in the SEC Filings or (B) would not reasonably be expected to have, individually or in the aggregate, an EXCO Material Adverse Effect.

(c) EXCO has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. EXCO (1) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that information required to be disclosed by EXCO in the reports that it files or submits with the SEC is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, regulations and forms, and is accumulated and communicated to EXCO’s management as appropriate to allow timely decisions regarding required disclosure, and (2) has disclosed, based on its most recent evaluation of internal control over financial reporting, to EXCO’s outside auditors and the Audit Committee of the Board of Directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that would reasonably be expected to adversely affect EXCO’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in EXCO’s internal control over financial reporting, all of which information described in clauses (A) and (B) above has been disclosed by EXCO to ESAS prior to the Execution Date.

(d) Any material change in internal control over financial reporting required to be disclosed in any SEC Filings has been so disclosed. Since December 31, 2011, to the Knowledge of EXCO, neither EXCO nor any of its Subsidiaries has received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of EXCO or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2011, except for any complaints, allegations, assertions or claims that have not had, and would not reasonably be expected to have, individually or in the aggregate, an EXCO Material Adverse Effect.

(e) Each of the principal executive officer of EXCO and the principal financial officer of EXCO (or each former principal executive officer of EXCO and each former principal financial officer EXCO, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Filings, and the statements contained in such certifications are true and complete. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

Section 4.11 No Registration Rights Agreements. Other than the 2005 Registration Rights Agreement and the 2007 Registration Rights Agreement, EXCO is not bound by any agreement, contract or other arrangement with respect to its equity securities granting any demand, shelf, incidental/piggyback or other registration rights (“Registration Rights”) to any Person. Except as set forth on Schedule 4.11, there have not been any amendments, modification or supplements to, or any waivers under, either the 2005 Registration Rights Agreement or the 2007 Registration Rights Agreement.

Section 4.12 No EXCO Material Adverse Effect. Between January 1, 2015 and the Execution Date, other than as disclosed in the SEC Filings filed prior to the Execution Date and except for actions to be taken in connection with the transactions contemplated under this Agreement, there has not occurred any EXCO Material Adverse Effect.

Section 4.13 No Broker’s Fees. Neither EXCO nor any of its Subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a claim against ESAS for a financial advisory fee, brokerage commission, finder’s fee or like payment in connection with the issuance of the Securities or the other transactions contemplated in any of the Transaction Documents.

Section 4.14 Anti-takeover Provisions. The actions taken by the Board of Directors to approve this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby constitute all the action necessary to render inapplicable to this Agreement, the other Transaction Documents, the acquisition of shares by the ESAS Group to comply with its obligation under Section 5.20 and the acquisition of the Warrants by ESAS hereunder and the purchase of the Warrant Shares to be purchased upon exercise of the Warrants, the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder or similar law and any potentially applicable provision of the EXCO Organizational Documents.

Section 4.15 Investment Company Status. EXCO is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.16 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to the Knowledge of EXCO, threatened in writing against, EXCO.

ARTICLE 5

COVENANTS OF THE PARTIES

Section 5.1 No Stabilization. EXCO will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the shares of Common Stock.

Section 5.2 Closing Efforts. Each of the Parties shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its commercially reasonable efforts (a) to ensure that such Party’s representations and warranties are true and correct in all material respects on the Closing Date and all covenants of such Party to be performed prior to Closing are performed in all material respects, (b) to ensure that the Required Shareholder Approval is received and, once such Required Shareholder Approval is received, file the Certificate of Amendment with the secretary of state of the State of Texas and (c) to obtain, at such Party’s expense, all waivers, Permits, consents, clearances, approvals or other authorizations from Governmental Authorities and to effect all registrations, filings and notices with or to Governmental Authorities, as may be required by applicable Laws for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement.

Section 5.3 Expenses. Except as expressly set forth herein, all expenses incurred by or on behalf of ESAS in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including all fees and expenses of counsel, accountants and financial advisers employed by or on behalf of ESAS, shall be borne solely and entirely by ESAS, and all such expenses incurred by EXCO shall be borne solely and entirely by EXCO.

Section 5.4 Confidentiality. Each Party hereby agrees to keep and to cause such Party’s Representatives to keep all Confidential Information confidential and not to use such Confidential Information for any purpose except exercising its rights, or fulfilling its obligations, under this Agreement, or as may be authorized in writing by the disclosing Party. The confidentiality obligation set forth in this Section 5.4 shall not apply to (a) Confidential Information (i) that becomes, through no violation of the provisions of this Section 5.4 by the applicable Party or such Party’s Representatives, part of the public domain or publically available by publication or otherwise, (ii) which is obtained by the applicable Party or such Party’s Representatives from a source that is not known to it to be prohibited from disclosing such Confidential Information to such Party or such Party’s Representatives, by any legal, fiduciary or contractual obligation of confidentiality to another Party, as evidenced by the receiving Party’s written records, or (iii) which is developed independently by the applicable Party or such Party’s Representatives without use of the Confidential Information or violation of such Party’s and its Representatives’ obligations under this Section 5.4, in each case, as evidenced by the receiving Party’s written records, or (b) disclosures of Confidential Information (i) in the course of any trial or other legal proceeding involving the applicable Party or such Party’s Representatives (including any such trial or legal proceeding relating to, or arising out of, this Agreement), or (ii) as required by any applicable securities Law or other Law (including any subpoena, interrogatory, or other similar requirement for such information to be disclosed or the request or requirement of any regulatory, governmental or self-regulatory authority with jurisdiction over the receiving Party or its Representatives) or the rules of any applicable national stock exchange. In any such circumstance outlined in clause (b) above, the disclosing Party shall as promptly as practicable give the other Parties written notice of such required disclosure and thereafter disclose only that portion of the Confidential Information as such disclosing Party is advised by legal counsel that it is reasonably required to disclose and shall exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information. The confidentiality restrictions on each Party set forth in this Section 5.4 shall terminate upon the first anniversary of the earlier of (a) Closing Date and (b) the Termination Date. Each Party, on behalf of itself and its applicable Representatives, acknowledges the competitive and confidential nature of the Confidential Information and that irreparable damage may result to the other Party if any Confidential Information is disclosed to any Third Party, except as herein permitted or under the Confidentiality Agreement and except to (A) its lenders, auditors or tax advisors and (B) Representatives who reasonably need to know such information to assist the receiving Party in exercising its rights, or fulfilling its obligations, under this Agreement, provided that each Party shall be responsible for any of its lenders’, auditors’, tax advisors’ or Representatives’ breaches of this Section 5.4, as if such Representatives were a signatory to this Agreement for the purposes of this Section 5.4. It is further understood and agreed that monetary damages would not be a sufficient remedy for any breach of this Section 5.4. Accordingly, it is agreed by each Party that the other Parties shall be entitled to an injunction or injunctions (without the posting of any bond and without proof of actual damages) to prevent breaches or threatened breaches of this Section 5.4 and/or to specific performance of this Section 5.4, and that neither a Party nor any of its Representatives may oppose the granting of such relief, provided, however, that such Party and its Representatives are entitled to dispute whether or not any Confidential Information has been disclosed in violation of this Section 5.4. Each Party agrees that equitable relief is not exclusive of other remedies to which the other Parties may be entitled at Law or in equity for a breach of this Section 5.4. “Confidential Information” means any and all information, documents, instruments, data with respect to EXCO, ESAS or of any other nature provided by or on behalf of a Party to any Representative or another Party, confidential, proprietary and other information of a Party or the its assets whether disclosed orally, visually, in writing or in other tangible form, and any and all nonpublic or proprietary information of any nature (including prices, trade secrets, technological know-how, data and all other nonpublic or proprietary concepts, methods of doing business, ideas, materials or information), and all information derived from any nonpublic or proprietary information.

Section 5.5 Press Releases.

(a) EXCO and ESAS shall, on or before 8:30 a.m., New York, New York time, on the first Trading Day (as defined in the Warrant) following the Execution Date, issue a press release disclosing the transactions contemplated hereby. Within four (4) Business Days after the Execution Date, EXCO shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including the Transaction Documents as exhibits to such Current Report on Form 8-K, to the extent required by the Exchange Act. Thereafter, EXCO shall timely file any filings and notices required by the SEC or applicable Law with respect to the transactions contemplated hereby. Except as may be required by applicable Law or the rules and regulations of the SEC or the NYSE (in which case prior written notice of such inclusion shall, to the extent practicable, be provided to ESAS), EXCO shall not include the name of any member of the ESAS Group (that was not previously disclosed in any public disclosure) in any press release with respect to the transactions set forth herein or in the other Transaction Documents without the prior written consent and approval of ESAS.

(b) From and after the Execution Date, except as contemplated by this Section 5.5, neither EXCO, on the one hand, nor ESAS, on the other hand, shall make, and each of EXCO and ESAS shall cause each of its Affiliates not to make, any public press release or public disclosure regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, or the identities of any Parties hereto without the prior written consent of EXCO, on the one hand, and ESAS, on the other hand; provided, however, the foregoing shall not restrict disclosures by EXCO and ESAS (i) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over EXCO and ESAS or (ii) to Governmental Authorities or any Third Party holding rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents. EXCO and ESAS shall each be liable for the compliance of their respective Affiliates with the terms of this Section 5.5.

Section 5.6 Regulatory Filings. EXCO and ESAS shall, and shall cause their respective Affiliates to (a) make or cause to be made the filings required of such Party or any of its Affiliates under any Laws with respect to the transactions contemplated by this Agreement and to pay any fees due by such Party in connection with such filings, as promptly as is reasonably practicable, and in any event within ten (10) Business Days after the Execution Date (other than (1) the Proxy Statement, which EXCO shall use its commercially reasonable efforts to file as promptly as practicable after execution of this Agreement and in any event not more than thirty (30) days after the Execution Date in accordance with Section 5.9 or (2) under the HSR Act, which the Parties shall use commercially reasonable efforts to file as and when required under the HSR Act), (b) cooperate with the other Parties and furnish all information in such Party’s possession that is necessary in connection with such other Party’s filings, (c) use commercially reasonable efforts to cause the expiration or termination of the notice or waiting periods under the HSR Act and, if applicable, any other Laws with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable, (d) promptly inform the other Party of (and, at the other Party’s reasonable request, supply to such other Party) any communication (or other correspondence or memoranda) from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings, (e) consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions, discussions and proceedings with Governmental Authorities relating to such filings, including, subject to applicable Law, permitting the other Party to review in advance any proposed written communication between it and any Governmental Authority, (f) comply, as promptly as is reasonably practicable, with any requests of any Governmental Authority received by such Party or any of its Affiliates under the HSR Act and any other Laws for additional information, documents or other materials, (g) use commercially reasonable efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement, and (h) use commercially reasonable efforts to contest and resist any action or proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as in violation of any Law. If a Party or any of its Affiliates intends to participate in any meeting or discussion with any Governmental Authority with respect to such filings or the transactions contemplated by this Agreement (other than any meetings or discussions with the SEC), it will give the other Party reasonable prior notice of, and an opportunity to participate in, such meeting or discussion. Notwithstanding anything to the contrary set forth herein, in no event shall any Party be required to make any payment, other than filing fees, to such Governmental Authority or concede anything of value, other than such payments or concessions that are de minimis in nature and do not exceed $100,000 in value, in the aggregate, to obtain any such consent, approval or waiver; provided, however, that if any Party is required to make a payment or concession in excess of the forgoing, the other Party may, to the extent possible, elect to make a substitute payment or concession on the first Party’s behalf. No Party shall voluntarily extend any waiting period under the HSR Act or any competition/investment Law or enter into any agreement with any Governmental Authority to delay or not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.7 Non-Solicitation. For a period beginning on the Execution Date and ending on the one (1) year anniversary of the earlier to occur of (a) the Termination Date or (b) the expiration of the obligations of ESAS under Section 5.18, each of EXCO, on the one hand, and ESAS, on the other hand, shall not, without the other Party’s prior written consent, directly or indirectly solicit, encourage or otherwise induce any of the other Party’s or its Affiliates’ employees to leave their respective employment or become the employee or contractor of the soliciting Party or its Affiliates. Notwithstanding the foregoing, nothing contained in this Section 5.7 shall prohibit the hiring or contracting for the services of any employee who has terminated his or her employment relationship without any direct or indirect solicitation or inducement by the soliciting Party or its Affiliates. A general advertisement for employment that is not targeted at any such employee shall not constitute a breach of any Party’s obligations under this Section 5.7. It is further understood and agreed that monetary damages would not be a sufficient remedy for any breach of this Section 5.7. Accordingly, it is agreed by each of EXCO, on the one hand, and ESAS, on the other hand, that the other Party shall be entitled to an injunction or injunctions (without the posting of any bond and without proof of actual damages) to prevent breaches or threatened breaches of this Section 5.7 and/or to specific performance of this Section 5.7, and that neither a Party nor any of its Affiliates may oppose the granting of such relief, provided, however, that such Party and its Affiliates are entitled to dispute whether or not any violation of this Section 5.7 has occurred. Each Party agrees that equitable relief is not exclusive of other remedies to which the other Party may be entitled at Law or in equity for a breach of this Section 5.7.

Section 5.8 Listing. EXCO shall use its commercially reasonable efforts to include all of the Initial Shares and, when issued, the Warrant Shares for listing on the NYSE if the Common Stock is then listed on the NYSE or, if the Common Stock is not then listed on the NYSE, on the primary national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation.

Section 5.9 Proxy Statement.

(a) As promptly as practicable after execution of this Agreement and in any event not more than thirty (30) days after the Execution Date, EXCO shall, in consultation with ESAS, prepare, and EXCO shall file with the SEC, preliminary proxy materials in compliance with Section 14 of the Exchange Act (the “Proxy Statement”). As promptly as practicable after comments, if any, are received from the SEC thereon and after the furnishing by EXCO and ESAS of all information required to be contained therein, EXCO shall, in consultation with ESAS, prepare and EXCO shall file any required amendments, if any, with the SEC. EXCO shall notify ESAS promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall consult with ESAS regarding, and supply ESAS with copies of, all correspondence between EXCO or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Prior to filing or mailing any proposed amendment of or supplement to the Proxy Statement, EXCO shall provide ESAS a reasonable opportunity to review and comment on such document. EXCO shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC and shall thereafter mail to the shareholders of Common Stock as promptly as possible the Proxy Statement and all other proxy materials for the Shareholder Meeting.

(b) ESAS shall use its commercially reasonable efforts to furnish EXCO any information required to be included in the Proxy Statement and reasonably requested from ESAS by EXCO; provided that no information that ESAS or its Affiliates has furnished, or will furnish, to EXCO shall be included in the Proxy Statement unless ESAS shall have expressly consented in writing to such information being included in the Proxy Statement. Any information relating to ESAS furnished to EXCO in writing by ESAS expressly for use in the Proxy Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) EXCO hereby covenants and agrees that (i) the Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and (ii) none of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of Common Stock or at the time of the Shareholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.10 Shareholder Approval; Meeting of Shareholders. EXCO shall take, in accordance with applicable Law and the EXCO Organizational Documents, all action necessary to convene the Shareholder Meeting as promptly as practicable, but no later than sixty (60) days after clearance of the proxy statement by the SEC, to submit for approval by the requisite vote of the shareholders of EXCO the Shareholder Proposals. In connection with each meeting of shareholders at which either of the Shareholder Proposals is submitted for a vote of the shareholders of EXCO, to the fullest extent permitted by applicable Law, (i) the Board of Directors shall recommend that its shareholders vote in favor of the Shareholder Proposals, and (ii) neither the Board of Directors nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner materially adverse to ESAS, the recommendation of the Board of Directors that the shareholders of EXCO vote in favor of the Shareholder Proposals; provided that, at any time prior to obtaining such shareholder approval, the Board of Directors may withdraw such recommendation if such Board of Directors determines in good faith (after consultation with outside counsel) that failure to take such action violates its fiduciary duties under applicable Law. EXCO shall take all lawful action to solicit from the shareholders proxies in favor of the Shareholder Proposals and take all other action necessary or advisable to secure the vote or consent of the EXCO shareholders that are required by the rules of the NYSE and applicable Law, including, if necessary or appropriate, adjourning the Shareholder Meeting to solicit additional proxies.

Section 5.11 Registration Rights Agreement. Prior to the Initial Shares Closing Date, EXCO shall take all action to obtain any and all consents required under the 2005 Registration Rights Agreement and the 2007 Registration Rights Agreement such that no Person shall have any Registration Rights that conflict with or violate the rights granted to ESAS under the Registration Rights Agreement. Concurrently with the Initial Shares Closing, ESAS and each ESAS Initial Warrantholder and EXCO shall execute and deliver the Registration Rights Agreement.

Section 5.12 Blue Sky. EXCO shall, prior to the Closing Date, take all action to obtain an exemption for or to qualify the Securities to be issued to ESAS pursuant to this Agreement under applicable securities or “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification). EXCO shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” Laws of the states of the United States following the Closing Date.

Section 5.13 Designation of Director. Concurrently with the Closing, the Board of Directors of EXCO shall, if there is not a vacancy on the Board of Directors at that time, take action to increase the size of the Board of Directors by one, and shall elect Wilder as a member of the Board of Directors; provided that Wilder is living and physically and mentally capable of performing the duties that accompany the office of Director.

Section 5.14 Reservation of Shares. After the Closing, so long as any of the Warrants remain outstanding, EXCO shall use its commercially reasonable efforts to take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the maximum number of shares of Common Stock issuable upon exercise of all the Warrants (without regard to any limitations on the exercise of the Warrants set forth therein).

Section 5.15 Warrant Exercise Procedures. The form of Notice of Exercise included in the form of certificate attached hereto as Exhibit B sets forth the totality of the procedures required of the holder of the Warrants in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the holder of the Warrants to exercise their Warrants. EXCO shall honor exercises of the Warrants and shall deliver the Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

Section 5.16 Beneficial Ownership Limitation. From the Closing Date until the second anniversary of the Closing Date, ESAS, for itself and on behalf of the other members of the ESAS Group, acknowledges and agrees that, unless otherwise approved in advance in writing by the Board of Directors, ESAS shall not, and shall cause Wilder and the members of the ESAS Group not to, in any manner, directly or indirectly, whether acting alone or in concert with others, acquire (or propose or agree to acquire), by purchase or otherwise, record ownership or beneficial ownership of any Capital Stock of EXCO or rights, options or other convertible securities to acquire interests in any of EXCO’s Capital Stock except that the members of the ESAS Group, in the aggregate, may beneficially own up to fifty percent (50%) of EXCO’s outstanding Capital Stock and may beneficially own an amount in excess of such percentage solely to the extent resulting exclusively from actions or omissions taken by EXCO or under the terms of any agreements, contracts or instruments that no member of the ESAS Group is party.

Section 5.17 Indemnity for Certain Liabilities. EXCO and their respective successors and assigns shall be responsible for, perform, pay and shall indemnify, defend and hold harmless the ESAS Group from and against all obligations, liabilities, claims, causes of action, and Damages caused by, arising out of, attributable to or resulting from any claims by Third Parties relating to this Agreement, the Transaction Documents (other than the Registration Rights Agreement) or the Proxy Statement, the use of proceeds from the purchase and sale of EXCO securities hereunder or any claim, litigation, investigation or proceeding relating to the foregoing, to the extent any member of the ESAS Group is or is threatened to be made a party thereto, in each case except to the extent resulting from (a) the breach of any of ESAS’s representations, warranties or covenants set forth in this Agreement or (b) information provided by ESAS in the Proxy Statement.

Section 5.18 Strategic Advisory Services. From and after the Execution Date until the earlier of the Termination Date or the four (4) year anniversary of the Execution Date:

(a) ESAS shall develop an EXCO performance oversight and improvement program (the “Business Plan”), which shall be based upon:

(i) maximizing value for all EXCO shareholders;

(ii) developing an execution team and disciplined operating system for EXCO and its Subsidiaries;

(iii) instituting a capital and risk allocation process based on risk/return analysis and designing EXCO’s risk management and hedging strategy and execution;

(iv) restructuring commercial contracts and joint-venture arrangements; and

(v) instituting fixed costs reduction programs towards the goal of long term costs competiveness.

(b) Wilder shall direct all of ESAS’s activities with respect to the development and implementation of the Business Plan as he deems appropriate in the exercise of his reasonable discretion.

(c) ESAS shall use commercially reasonable efforts, and shall cause Wilder to use commercially reasonable efforts, to assist EXCO in the implementation of the Business Plan as ESAS and Wilder deem appropriate in each of their reasonable discretion.

(d) In return for the Services, EXCO shall pay ESAS:

(i) subject to Section 5.18(e), for each month the Services are provided under this Agreement, the Monthly Fee by the 15th of the next month; and

(ii) subject to Section 5.18(e), for each full year after the Closing Date occurring prior to the termination of this Agreement, the Incentive Payment by the 45th day following the end of such year, which payment shall be adjusted as follows:

(A) If EXCO’s Percentile Rank based on the one-year period preceding such anniversary is less than 50, the Incentive Payment shall be equal to zero.

(B) If EXCO’s Percentile Rank based on the one-year period preceding such anniversary is greater than or equal to 50 and less than 75, the Incentive Payment amount shall be the amount established by the following formula:

(C) If EXCO’s Percentile Rank based on the one-year period preceding such anniversary is greater than or equal to 75, ESAS shall receive the maximum Incentive Payment.

(D) For the avoidance of doubt, (x) no Incentive Payment paid in exchange for one year of the Services shall ever exceed $2.4 million and (y) if this Agreement is terminated prior to any anniversary of the Closing Date, no Incentive Payment shall be due or payable for such partial year of Services.

(e) Monthly Fee and Incentive Payment Holdback.

(i) Notwithstanding the foregoing, from the Execution Date until the earlier to occur of the date fifteen (15) Business Days after the Investment Obligation Test Date and the Termination Date, all Monthly Fees and Incentive Payments attributable to any periods prior to such earlier date that are payable by EXCO under this Section 5.18 shall, in lieu of payment to ESAS, be deposited into the Escrow Account as and when due and payable under the terms of this Section 5.18.

(ii) In the event that after the Closing Date and on or prior to the date fifteen (15) Business Days after the Investment Obligation Test Date (A) EXCO has elected to terminate this Agreement as a result of any ESAS Forfeiture Event occurring at or prior to the Investment Obligation Test Date or (B) ESAS has elected to terminate this Agreement as a result of any reason other than an EXCO Forfeiture Event, then (1) EXCO shall be entitled to receive for its own account the entirety of the Monthly Fees and Incentive Payments (including all interest and earnings accruing thereon) held in the Escrow Account and the Warrants shall be forfeited to the extent set forth in the Warrants and (2) EXCO’s right to terminate this Agreement, the retention of such amounts in the Escrow Account and the forfeiture of the Warrants shall constitute liquidated damages hereunder, which remedy shall be the sole and exclusive remedy available to EXCO for any such ESAS Forfeiture Event, termination or failure. Each Party acknowledges and agrees that (A) EXCO’s actual damages upon the event of such ESAS Forfeiture Event, termination or failure are difficult to ascertain with any certainty, (B) the amounts in the Escrow Account is a fair and reasonable estimate by the Parties of such aggregate actual damages of EXCO and (C) such liquidated damages do not constitute a penalty.

(iii) In the event that the Closing has occurred, on the date sixteen (16) Business Days after the Investment Obligation Test Date, if EXCO is not entitled under Section 5.18(e)(ii) to receive Monthly Fees and Incentive Payments (including all interest and earnings accruing thereon) held in the Escrow Account, then ESAS shall be entitled to receive for its own account the entirety of the Monthly Fees and Incentive Payments (including all interest and earnings accruing thereon) held in the Escrow Account.

(iv) All amounts due and payable from and after the Investment Obligation Test Date that are payable by EXCO under this Section 5.18 shall be paid to ESAS as and when due and payable under the terms of this Section 5.18.

(f) Subject to the terms of Section 5.4 and Section 5.7, EXCO, at EXCO’s sole cost, risk, and expense, shall provide reasonable access during normal business hours to any records, data, material, properties, officers, managers, employees, personnel, consultants, advisors, counsel and lenders of EXCO and its Affiliates to the extent reasonably requested by ESAS in order for ESAS to perform and provide the Services and comply with the obligations of ESAS under this Section 5.18.

(g) In the performance of any Services by ESAS for EXCO, ESAS, its Affiliates, their employees or officers and Wilder (other than solely in his capacity as a director or as Executive Chairman of EXCO, as applicable) shall be each deemed an independent contractor, free and clear of any dominion or control by EXCO in the manner in which said services are to be performed or the establishment of hours of labor, and as such ESAS, its Affiliates, their employees or officers and Wilder (other than solely in his capacity as a director or as Executive Chairman of EXCO, as applicable) shall not be, and shall not represent themselves as, an agent or employee of EXCO or its Affiliates, including for tax purposes. Notwithstanding anything herein to the contrary, ESAS retains the authority and right to direct and control all the details of ESAS’s performance of the Services. EXCO shall have no right or authority to supervise or give directions or instructions to the employees, agents, or representatives of ESAS, its Affiliates or Wilder (other than solely in his capacity as a director or as Executive Chairman of EXCO, as applicable), and ESAS, its Affiliates and their employees, agents or representatives shall at all times be under the direct and sole supervision and control of ESAS. It is the understanding and intention of the Parties that no relationship of master and servant or principal and agent shall exist between EXCO and ESAS, its Affiliates, the employees, agents or representatives of ESAS and its Affiliates or Wilder (other than solely in his capacity as a director or as Executive Chairman of EXCO, as applicable). No member of the ESAS Group owes any duty, fiduciary or otherwise, to any member of the EXCO Group except for fiduciary duties (other than such duties that are waived in the Articles of Incorporation of EXCO) of Wilder in connection with and to the extent of his duties as Executive Chairman of EXCO during his period of service in such position.

(h) ESAS warrants for a period of one (1) year after the date of the performance of any specific Services provided under this Section 5.18, such Services shall have been performed (i) in good faith in a diligent manner and (ii) in accordance with all applicable Laws. Except as expressly provided in this Section 5.18(h), (A) NO MEMBER OF THE ESAS GROUP MAKES ANY, AND EACH OF THE ESAS GROUP EXPRESSLY DISCLAIMS, AND EXCO WAIVES AND REPRESENTS AND WARRANTS THAT EXCO HAS NOT RELIED UPON, ANY REPRESENTATION OR WARRANTY OR GUARANTY, EXPRESS OR IMPLIED, IN THIS OR ANY OTHER TRANSACTION DOCUMENT OR CONTRACT DELIVERED HEREUNDER OR IN CONNECTION WITH THE SERVICES, INCLUDING ANY REPRESENTATION OR WARRANTY OR GUARANTY, EXPRESS OR IMPLIED AS TO (I) THE SERVICES PERFORMED BY ANY MEMBER OF THE ESAS GROUP OR ANY OTHER PERSON (II) ANY RESULTS, EFFECTS OR PERFORMANCE OF ANY OF THE SERVICES, OR (III) ANY OTHER, PROPOSALS, RECOMMENDATIONS, COURSES OF ACTION, RECORDS, FILES OR MATERIALS OR INFORMATION (INCLUDING AS TO THE ACCURACY, COMPLETENESS OR CONTENTS OF THE RECORDS) THAT MAY BE MADE AVAILABLE OR COMMUNICATED AFTER THE EXECUTION DATE TO EXCO OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE PREPARATIONS OR PERFORMANCE OF THE SERVICES (B) EACH MEMBER OF THE ESAS GROUP FURTHER DISCLAIMS, AND EXCO WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY SERVICES.

Section 5.19 Director Nomination Rights and Wilder’s Service to the Board of Directors. Pursuant to a nomination letter agreement, the form of which is attached hereto as Exhibit D (the “Nomination Letter Agreement”), ESAS shall have the right to nominate for election to the Board of Directors of EXCO one director subject to the provisions contained in such Nomination Letter Agreement. The failure of Wilder to receive the votes necessary to be elected to serve on the Board or to serve as Executive Chairman, despite ESAS’s compliance with the obligations set forth in the second sentence of this Section 5.19, shall not be deemed to be a breach of this Section 5.19. Wilder shall receive customary compensation, benefits and protections, as the other members of the Board of Directors. Wilder shall have no additional legal duties or obligations associated with the role of Executive Chairman.

Section 5.20 Agreement to Invest. Subject to applicable Law, from the period after the Closing Date through the first anniversary of the Closing Date, the ESAS Group shall purchase shares of Common Stock of EXCO through open market purchases from unaffiliated Third Parties such that (when including all or any portion of the Initial Investment held by the ESAS Group on the Investment Obligation Test Date) shall own, directly or indirectly, beneficially or of record, as of the first anniversary of the Closing Date, shares of Common Stock of EXCO with an aggregate cost basis (net of the aggregate cost basis of all shares of Common Stock sold by the ESAS Group during the same period) of at least fifty million dollars ($50,000,000) (such purchases, excluding the Initial Investment, the “Remaining Investment”); provided, however, (a) ESAS, at its sole option to be exercised by the delivery of written notice to EXCO on or before the first anniversary of the Closing Date, may extend such deadline by up to three (3) months from the first anniversary of the Closing Date (such deadline, as validly extended in accordance with this Section 5.20, the “Investment Obligation Test Date”) in the event that the ESAS Group is unable to purchase and own such shares of Common Stock due to blackout dates (other than normal quarterly blackouts that do not exceed seventy-five (75) days with respect to the last fiscal quarter and forty-five (45) days with respect to the first, second and third fiscal quarters) or other restrictions under applicable Laws or this Agreement, (b) ESAS shall not be required to comply with its obligations under this Section 5.20 to the extent that such compliance would be reasonably likely to result in any breach of ESAS’s obligations under Section 5.16 and (c) the obligations under this Section 5.20 shall be null and void ab initio upon the earlier to occur of the Termination Date or an Investment Obligation Termination Event prior to the deadline set forth in this Section 5.20). The Remaining Investment shall be conducted in accordance with a Rule 10b5-1 Plan and, in making the Remaining Investment, ESAS shall use commercially reasonable efforts to comply with the limitations and restrictions set forth in Rule 10b-18(b) promulgated under the Exchange Act. Within three (3) Business Days after the Investment Obligation Test Date, ESAS shall submit a certificate stating compliance together with reasonable documentation supporting such compliance. ESAS may make open market purchases or sales of any other EXCO securities at its own discretion.

Section 5.21 Limitation on Losses. EXCO and ESAS shall, and shall cause their respective Affiliates to, cooperate in good faith to determine whether any transactions contemplated by this Agreement, including a Remaining Investment pursuant to Section 5.20 or the vesting, forfeiture or exercise of any Warrants pursuant to the terms of the applicable Form of Warrant, would, or reasonably would be expected to, cause an ownership change of EXCO under Section 382 of the Code or any comparable provision of any state or local Law, limiting or restricting the utilization of net operating losses of EXCO (collectively, an “Ownership Change”). If EXCO and ESAS agree that any such transactions would, or reasonably would be expected to cause an Ownership Change, the Parties shall use commercially reasonable efforts to negotiate a modification mutually acceptable to EXCO and ESAS to avoid such Ownership Change.

Section 5.22 Standstill. From the Execution Date until the earlier to occur of (a) the Termination Date and (b) the Closing Date, unless approved in advance in writing by the Board of Directors and except in connection with the Shareholder Proposals or as otherwise contemplated by this Agreement, ESAS shall not, and shall cause Wilder and each other member of the ESAS Group acting on behalf of, or in concert with, ESAS not to, and ESAS shall cause any other Person in which Wilder owns, directly or indirectly, beneficially or of record, more than fifty (50%) of the voting or equity interests not to, in any manner, directly or indirectly, whether alone or in concert with others, (i) make any statement or proposal to the Board of Directors or the board of directors of any of EXCO’s Affiliates or Subsidiaries or to any of

EXCO’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in the Exchange Act and the rules promulgated thereunder) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (A) any business combination, merger, tender offer, exchange offer, restructuring, recapitalization, liquidation, dissolution, divestiture, break-up, spin-off or other extraordinary transaction involving EXCO or any of its Affiliates or Subsidiaries or any of their respective assets or securities, (B) any proposal to seek representation on the Board of Directors or otherwise to seek to control or influence the management, Board of Directors or policies of EXCO or its Affiliates or Subsidiaries or to request, call or seek to call a meeting of the stockholders of EXCO, (C) any acquisition of any of EXCO’s or any of its Affiliates’ or Subsidiaries’ respective loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of EXCO’s or any of its Affiliates’ or Subsidiaries’ loans, debt securities, equity securities or assets, (D) any request or proposal to waive, terminate or amend the provisions of this Section 5.22 or (E) any proposal, arrangement or other statement that is inconsistent with the terms of this Agreement, including this Section 5.22; (ii) instigate, join, encourage, or assist any Third Party (including forming a “group” (as such term is defined or used in the Exchange Act and the rules promulgated thereunder) with any such Third Party) to do, or enter into any discussions or agreements with any Third Party with respect to, any of the actions set forth in clause (i) above; (iii) take any action that reasonably would be expected to require any member of the EXCO Group to make a public announcement regarding any of the actions set forth in clause (i) above; or (iv) acquire (or propose or agree to acquire), in any manner, directly or indirectly, of record or beneficially, whether alone or in concert with others, any loans, debt securities, equity securities or assets of EXCO or any of its Affiliates or Subsidiaries, or rights or options or other convertible securities to acquire interests in any of EXCO’s or its Affiliates’ or Subsidiaries’ loans, debt securities, equity securities or assets.

Section 5.23 EXCO Credit Agreement. EXCO shall, prior to the Closing Date, take commercially reasonable action to obtain any and all consents required in connection with the actions contemplated by this Agreement under the EXCO Credit Agreement.

Section 5.24 Purchase Restrictions Prior to Anniversary Dates. Prior to termination of the Agreement in accordance with Article 9, during the twenty (20) Trading Days prior to the first, second, third and fourth anniversaries of the Execution Date, ESAS shall not, and shall cause Wilder and each other member of the ESAS Group acting on behalf of, or in concert with, ESAS not to, and ESAS shall cause any other Person in which Wilder owns, directly or indirectly, beneficially or of record, more than fifty percent (50%) of the voting or equity interests not to, in any manner, directly or indirectly, whether alone or in concert with others, acquire (or propose or agree to acquire), in any manner, directly or indirectly, of record or beneficially, whether alone or in concert with others, any equity securities of EXCO or rights or options or other convertible securities to acquire interests in any of EXCO’s equity securities, in each case other than the Warrant Shares.

Section 5.25 Further Assurances. After Closing, ESAS and EXCO each agree to take such further actions and to execute, acknowledge and deliver, and to cause each of its Subsidiaries to take such further actions and to execute, acknowledge and deliver, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to the Transaction Documents.

ARTICLE 6

INITIAL SHARES CLOSING

Section 6.1 Conditions of ESAS to Initial Shares Closing. The obligations of ESAS to consummate the Initial Shares Closing (except for the obligations of ESAS to be performed prior to the Initial Shares Closing and obligations that survive termination of this Agreement), are subject, at the option of ESAS, to the satisfaction on or prior to the Initial Shares Closing of each of the conditions set forth in this Section 6.1, unless waived in writing by ESAS:

(a) Representations. The representations and warranties of EXCO set forth in Article 4 (in each case, disregarding all qualifications and exceptions contained therein relating to materiality, EXCO Material Adverse Effect or other similar qualifications) shall be true and correct in all respects, in each case, as of the Execution Date and as of the Initial Shares Closing Date after giving effect to the transactions contemplated in Section 2.2(a) with the same effect as if made on and as of the Initial Shares Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), except to the extent the failure of any such representation or warranty to be true and correct as of the Execution Date or as of the Initial Shares Closing Date does not result in an EXCO Material Adverse Effect.

(b) Performance. EXCO shall have performed and observed in all material respects all covenants and agreements contained in this Agreement required to be performed or complied with on or prior to the Initial Shares Closing Date.

(c) NYSE. The Initial Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) No Action. On the Initial Shares Closing Date, no Order restraining, enjoining or otherwise prohibiting the consummation of the Initial Shares Closing, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by ESAS or any Affiliate of ESAS) shall be pending before any Governmental Authority or body of competent jurisdiction that is reasonably expected to (i) prohibit the consummation of the transactions contemplated by this Agreement or (ii) result in the recovery of substantial damages from ESAS or EXCO.

(e) Governmental Consents. All material consents, clearances and approvals of and notices to any Governmental Authority (including any under the HSR Act) required to be obtained by EXCO for the issuance by EXCO of the Initial Shares as contemplated under this Agreement shall have been granted (or delivered in the case of notices) and the applicable waiting period (including any under the HSR Act) shall have expired, or early termination of the waiting period shall have been granted.

(f) EXCO Material Adverse Effect. Since the Execution Date, no EXCO Material Adverse Effect shall have occurred.

(g) Closing Deliverables. EXCO shall (i) have delivered or caused to be delivered to ESAS the officer’s certificate described in Section 6.5(e), and (ii) be ready, willing and able to deliver or cause to be delivered to ESAS or the other applicable Parties at the Initial Shares Closing the other documents and items required to be delivered by EXCO under Section 6.5.

(h) Registration Rights Consent. EXCO shall have obtained any and all consents required under the 2005 Registration Rights Agreement and the 2007 Registration Rights Agreement such that no Person shall have any Registration Rights that conflict with or violate the rights granted to ESAS under the Registration Rights Agreement.

(i) Registration. A registration statement registering the Initial Shares for resale shall have been filed with the SEC and the Registration Rights Agreement shall have been executed and delivered.

Section 6.2 Conditions of EXCO to Initial Shares Closing. The obligations of EXCO to consummate the Initial Shares Closing (except for the obligations of EXCO to be performed prior to the Initial Shares Closing and obligations that survive termination of this Agreement), are subject, at the option of EXCO, to the satisfaction on or prior to the Initial Shares Closing of each of the conditions set forth in this Section 6.2, unless waived in writing by EXCO:

(a) Representations. The representations and warranties of ESAS set forth in Article 3 (disregarding all qualifications and exceptions contained therein relating to materiality, ESAS Material Adverse Effect or other similar qualifications) shall be true and correct in all respects, in each case, as of the Execution Date and as of the Initial Shares Closing Date after giving effect to the transactions contemplated Section 2.2(a) with the same effect as if made on and as of the Initial Shares Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), except to the extent the failure of any such representation or warranty to be true and correct as of the Execution Date or as of the Initial Shares Closing Date does not result in an ESAS Material Adverse Effect.

(b) Performance. ESAS shall have materially performed and observed, in all material respects, each covenant and agreement to be performed or observed by ESAS under this Agreement prior to or on the Initial Shares Closing Date.

(c) NYSE. The Initial Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) No Action. On the Initial Shares Closing Date, no Order restraining, enjoining or otherwise prohibiting the Initial Shares Closing, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by EXCO or any Affiliate of EXCO) shall be pending before any Governmental Authority or body of competent jurisdiction that is reasonably expected to (i) prohibit the consummation of the transactions contemplated by this Agreement or (ii) result in the recovery of substantial damages from ESAS or EXCO.

(e) Governmental Consents. All material consents, clearances and approvals of and notices to any Governmental Authority (including any under the HSR Act) required to be obtained by ESAS for the issuance by EXCO of the Initial Shares as contemplated under this Agreement shall have been granted (or delivered in the case of notices), and the applicable waiting period (including any under the HSR Act) shall have expired, or early termination of the waiting period shall have been granted.

(f) ESAS Material Adverse Effect. Since the Execution Date, no ESAS Material Adverse Effect shall have occurred.

(g) Closing Deliverables. (i) ESAS shall have delivered or caused to be delivered to EXCO the officer’s certificate described in Section 6.4(c), and (ii) ESAS shall be ready, willing and able to deliver or cause to be delivered to EXCO at the Initial Shares Closing the other documents and items required to be delivered by ESAS under Section 6.4.

(h) Registration Rights Consent. EXCO shall have obtained any and all consents required under the 2005 Registration Rights Agreement and the 2007 Registration Rights Agreement such that no Person shall have any Registration Rights that conflict with or violate the rights granted to ESAS under the Registration Rights Agreement.

(i) Registration. A registration statement registering the Initial Shares for resale shall have been filed with the SEC and the Registration Rights Agreement shall have been executed and delivered.

Section 6.3 Time and Place of Initial Shares Closing. Subject to the provisions of this Article 6, the consummation of the Initial Shares Closing shall, unless otherwise agreed to in writing by EXCO and ESAS, take place at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1700 Pacific Avenue, Suite 4100, Dallas, Texas at 9:00 a.m., Dallas time, on a date to be specified by the Parties, which shall be no later than the fifth Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in this Article 6 (other than conditions that by their nature are to be satisfied at the Initial Shares Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Parties may agree. All actions to be taken and all documents and instruments to be executed and delivered at the Initial Shares Closing shall be deemed to have been taken, executed and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered.

Section 6.4 Obligations of ESAS at Initial Shares Closing. At the Initial Shares Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by EXCO of its obligations pursuant to Section 6.5, ESAS shall deliver or cause to be delivered to EXCO, among other things, the following:

(a) Written instructions to the Escrow Agent, duly executed by ESAS, instructing the Escrow Agent to disburse (i) the Initial Investment to EXCO and (ii) all amounts held in the Escrow Account attributable to any interest accrued upon the Initial Investment to ESAS;

(b) Registration Rights Agreement, duly executed by ESAS;

(c) A certificate duly executed by an authorized officer of ESAS, dated as of the Initial Shares Closing, certifying on behalf of ESAS that the conditions set forth in Section 6.1 have been fulfilled; and

(d) All other documents and instruments requested by EXCO from ESAS that are reasonably necessary to consummate the transfer of the Initial Shares.

Section 6.5 Obligations of EXCO at Initial Shares Closing. At the Initial Shares Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by ESAS of its obligations pursuant to Section 6.4, EXCO shall deliver, or cause to be delivered, to ESAS or the other applicable Persons, among other things, the following:

(a) A certificate representing the Initial Shares or certificated through book-entry form;

(b) Written instructions to the Escrow Agent, duly executed by EXCO, instructing the Escrow Agent to disburse (i) the Initial Investment to EXCO and (ii) all amounts held in the Escrow Account attributable to any interest accrued upon the Initial Investment to ESAS;

(c) Registration Rights Agreement, duly executed by EXCO;

(d) A certificate evidencing the formation and good standing of EXCO in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date;

(e) A certificate, duly executed by an authorized officer of EXCO, dated as of the Initial Shares Closing, certifying on behalf of EXCO that the conditions set forth in Section 6.2 have been fulfilled; and

(f) All other documents and instruments requested by ESAS from EXCO that are reasonably necessary to consummate the transfer of the Initial Shares.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.1 Conditions of ESAS to Closing. The obligations of ESAS to consummate the transactions contemplated by this Agreement (except for the obligations of ESAS to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of ESAS to consummate the Closing, are subject, at the option of ESAS, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 7.1, unless waived in writing by ESAS:

(a) Representations. The representations and warranties of EXCO set forth in Article 4 (in each case, disregarding all qualifications and exceptions contained therein relating to materiality, EXCO Material Adverse Effect or other similar qualifications) shall be true and correct in all respects, in each case, as of the Execution Date and as of the Closing Date after giving effect to the transactions contemplated hereby with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), except to the extent the failure of any such representation or warranty to be true and correct as of the Execution Date or as of the Closing Date does not result in an EXCO Material Adverse Effect.

(b) Performance. EXCO shall have performed and observed in all material respects all covenants and agreements contained in this Agreement required to be performed or complied with on or prior to the Closing Date.

(c) NYSE. The Warrant Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) No Action. On the Closing Date, no Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by ESAS or any Affiliate of ESAS) shall be pending before any Governmental Authority or body of competent jurisdiction that is reasonably expected to (i) prohibit the consummation of the transactions contemplated by this Agreement or (ii) result in the recovery of substantial damages from ESAS or EXCO.

(e) Governmental Consents. All material consents, clearances and approvals of and notices to any Governmental Authority (including any under the HSR Act) required to be obtained by EXCO for the issuance by EXCO of the Initial Shares and Warrants as contemplated under this Agreement shall have been granted (or delivered in the case of notices) and the applicable waiting period (including any under the HSR Act) shall have expired, or early termination of the waiting period shall have been granted.

(f) EXCO Material Adverse Effect. Since the Execution Date, no EXCO Material Adverse Effect shall have occurred.

(g) Receipt of Required Shareholder Approval. The Required Shareholder Approval shall have been received from the shareholders of EXCO.

(h) Filing of Certificate of Amendment. The secretary of state of the State of Texas shall have accepted the Certificate of Amendment filed with it by EXCO.

(i) Closing Deliverables. EXCO shall (i) have delivered or caused to be delivered to ESAS the officer’s certificate described in Section 8.3(e), and (ii) be ready, willing and able to deliver or cause to be delivered to ESAS or the other applicable Parties at the Closing the other documents and items required to be delivered by EXCO under Section 8.3.

(j) Wilder. Wilder shall be alive and possess sufficient mental and physical capacities to perform his obligations at Closing as Executive Chairman of EXCO and to enable ESAS to perform its obligations contained in Section 5.13 and Section 5.18 of this Agreement.

(k) Net Operating Loss. On the Closing Date, no state or federal net operating loss of EXCO as of the Closing Date would be subject to material limitation, restriction or impairment on its use pursuant to Section 382 of the Code or any comparable provision of any state or local Law, assuming that the Investment is made entirely on the Closing Date at $2 per share.

(l) EXCO Credit Agreement Consent. EXCO shall have obtained any and all consents required in connection with the actions contemplated by this Agreement under the EXCO Credit Agreement.

(m) Bylaws. The Board of Directors of EXCO shall have amended EXCO’s Second Amended and Restated Bylaws to establish the position of Executive Chairman of the Board of Directors of EXCO as a non-officer position and to include a description of the position of Executive Chairman in accordance with the language as set forth on Exhibit E.

(n) Initial Shares Closing. The Initial Shares Closing has occurred prior to, or will close simultaneously with, the Closing.

Section 7.2 Conditions of EXCO to Closing. The obligations of EXCO to consummate the transactions contemplated by this Agreement (except for the obligations of EXCO to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of EXCO to consummate the Closing, are subject, at the option of EXCO, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 7.2, unless waived in writing by EXCO:

(a) Representations. The representations and warranties of ESAS set forth in Article 3 (disregarding all qualifications and exceptions contained therein relating to materiality, ESAS Material Adverse Effect or other similar qualifications) shall be true and correct in all respects, in each case, as of the Execution Date and as of the Closing Date after giving effect to the transactions contemplated hereby with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), except to the extent the failure of any such representation or warranty to be true and correct as of the Execution Date or as of the Closing Date does not result in an ESAS Material Adverse Effect.

(b) Performance. ESAS shall have materially performed and observed, in all material respects, each covenant and agreement to be performed or observed by ESAS under this Agreement prior to or on the Closing Date.

(c) NYSE. The Warrant Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) No Action. On the Closing Date, no Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by EXCO or any Affiliate of EXCO) shall be pending before any Governmental Authority or body of competent jurisdiction that is reasonably expected to (i) prohibit the consummation of the transactions contemplated by this Agreement or (ii) result in the recovery of substantial damages from ESAS or EXCO.

(e) Governmental Consents. All material consents, clearances and approvals of and notices to any Governmental Authority (including any under the HSR Act) required to be obtained by ESAS for the issuance by EXCO of the Initial Shares and the Warrants as contemplated under this Agreement shall have been granted (or delivered in the case of notices), and the applicable waiting period (including any under the HSR Act) shall have expired, or early termination of the waiting period shall have been granted.

(f) ESAS Material Adverse Effect. Since the Execution Date, no ESAS Material Adverse Effect shall have occurred.

(g) Receipt of Required Shareholder Approval. The Required Shareholder Approval shall have been received from the shareholders of EXCO.

(h) Filing of Certificate of Amendment. The secretary of state of the State of Texas shall have accepted the Certificate of Amendment filed with it by EXCO.

(i) Closing Deliverables. (i) ESAS shall have delivered or caused to be delivered to EXCO the officer’s certificate described in Section 8.2(c), and (ii) ESAS shall be ready, willing and able to deliver or cause to be delivered to EXCO at the Closing the other documents and items required to be delivered by ESAS under Section 8.2.

(j) Wilder. Wilder shall be alive and possess sufficient mental and physical capacities to perform his obligations at Closing as Executive Chairman of EXCO and to enable ESAS to perform its obligations contained in Section 5.13 and Section 5.18 of this Agreement.

(k) Net Operating Loss. On the Closing Date, no state or federal net operating loss of EXCO as of the Closing Date would be subject to material limitation, restriction or impairment on its use pursuant to Section 382 of the Code or any comparable provision of any state or local Law, assuming that the Investment is made entirely on the Closing Date at $2 per share.

(l) EXCO Credit Agreement Consent. EXCO shall have obtained any and all consents required in connection with the actions contemplated by this Agreement under the EXCO Credit Agreement.

(m) Initial Shares Closing. The Initial Shares Closing has occurred prior to, or will close simultaneously with, the Closing.

ARTICLE 8

CLOSING

Section 8.1 Time and Place of Closing. Subject to the provisions of Article 7, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by EXCO and ESAS, take place at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1700 Pacific Avenue, Suite 4100, Dallas, Texas at 9:00 a.m., Dallas time, on a date to be specified by the Parties, which shall be no later than the fifth Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 7 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Parties may agree. The date on which the Closing occurs is referred to herein as the “Closing Date”. All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered.

Section 8.2 Obligations of ESAS at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by EXCO of its obligations pursuant to Section 8.3, ESAS shall deliver or cause to be delivered to EXCO, among other things, the following:

(a) Nomination Letter Agreement, duly executed by ESAS;

(b) A certificate evidencing the formation and good standing of ESAS in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date;

(c) A certificate duly executed by an authorized officer of ESAS, dated as of the Closing, certifying on behalf of ESAS that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been fulfilled; and

(d) All other documents and instruments requested by EXCO from ESAS that are reasonably necessary to transfer the consummate the transactions contemplated hereunder.

Section 8.3 Obligations of EXCO at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by ESAS of its obligations pursuant to Section 8.2, EXCO shall deliver, or cause to be delivered, to ESAS or the other applicable Persons, among other things, the following:

(a) Closing Warrants, duly executed by EXCO (if not issued on an earlier date pursuant to Section 2.1(b));

(b) Nomination Letter Agreement, duly executed by EXCO;

(c) Approval of the Board of Directors, if there is not a vacancy on the Board of Directors at that time, to increase the size of the Board of Directors by one seat and appoint Wilder to the vacancy created thereby, effective immediately after the Closing; provided that Wilder is living and physically and mentally capable of performing the duties that accompany the office of Director;

(d) A certificate evidencing the formation and good standing of EXCO in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date;

(e) A certificate, duly executed by an authorized officer of EXCO, dated as of the Closing, certifying on behalf of EXCO that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been fulfilled; and

(f) All other documents and instruments requested by ESAS from EXCO that are reasonably necessary to transfer the consummate the transactions contemplated hereunder.

ARTICLE 9

TERMINATION

Section 9.1 Term. Subject to Section 9.2, this Agreement shall commence on the Execution Date and shall continue until the fourth anniversary of the Closing Date unless (a) terminated prior to Closing pursuant to Section 9.2(a), (b) terminated after the Closing pursuant to Section 9.2(b), or (c) extended by the prior mutual written consent of EXCO and ESAS.

Section 9.2 Early Termination.

(a) This Agreement may be terminated and the transactions contemplated hereby abandoned, including any obligation to issue the Closing Warrants and the Warrant Shares pursuant to Article 2, at any time prior to Closing:

(i) by the mutual prior written consent of ESAS and EXCO; or

(ii) by ESAS or EXCO:

(A) upon delivering written notice if the Closing shall not have been consummated on or before November 30, 2015, provided that the Party delivering such notice is not in material breach of such Party’s representations, warranties, covenants or agreements set forth herein; or

(B) if the Shareholder Meeting shall have concluded and the Required Shareholder Approval shall not have been obtained; or

(iii) by ESAS in the event of any breach by EXCO of Section 5.9.

(b) This Agreement may be terminated at any time after Closing:

(i) by the mutual prior written consent of ESAS and EXCO;

(ii) by ESAS or EXCO, at any time after the Closing for any or no reason upon thirty (30) days prior written notice;

(iii) by ESAS, at any time after the Closing in the event that any event of EXCO Forfeiture Event has occurred;

(iv) by EXCO, at any time after the Closing in the event that any event of ESAS Forfeiture Event has occurred; or

(v) in the event of Wilder’s resignation from the Board of Directors.

(c) The date of any permitted termination of this Agreement under this Article 9, the “Termination Date”).

Section 9.3 Effect of Termination.

(a) Generally. If this Agreement is terminated pursuant to Section 9.2, this Agreement shall become void and of no further force or effect (except for the provisions of Article 1, Section 5.4, Section 5.5, this Article 9, Article 10 and Section 11.1 through Section 11.14, all of which shall survive and continue in full force and effect indefinitely unless expressly provided otherwise). The Confidentiality Agreement shall survive any termination of this Agreement in accordance with their terms.

(b) Termination Prior to Closing.

(i) In the event that (A) this Agreement is terminated by ESAS under Section 9.2(a)(ii), (B) all conditions precedent to the obligations of ESAS set forth in Section 7.1 have been satisfied or waived by ESAS and (C) the Closing has not occurred as a result of the willful or intentional material breach or failure of any of EXCO’s representations, warranties or covenants hereunder, including, if and when required, any of EXCO’s obligations to consummate the transactions contemplated hereunder at Closing, then ESAS shall be entitled to recover all Damages incurred by the ESAS Group that are available under all remedies available at Law or in equity (expressly including specific performance).

(ii) In the event that (A) this Agreement is terminated by EXCO under Section 9.2(a)(ii), (B) all conditions precedent to the obligations of EXCO set forth in Section 7.2 have been satisfied or waived by EXCO and (C) the Closing has not occurred as a result of the willful or intentional material breach or failure of any of ESAS’s representations, warranties or covenants hereunder, including, if and when required, any of ESAS’s obligations to consummate the transactions contemplated hereunder at Closing, then EXCO shall be entitled to recover all Damages incurred by EXCO Group that are available under all remedies available at Law or in equity (expressly including specific performance and the right to recover any such Damages from amounts held in the Escrow Account).

(iii) Except to the extent EXCO is entitled under Section 5.18(e) and Section 9.3(b)(ii) to receive any amounts held in Escrow Account, ESAS shall be entitled to receive for its own account the entirety of all amounts held in the Escrow Account.

(c) Termination After the Closing Date. In the event that after Closing this Agreement is terminated by either Party in accordance with Section 9.2(b), then the terminating Party shall have no liability hereunder for such early termination of this Agreement; provided, however, (i) each Party shall be entitled to recover all Damages to the extent expressly available under, and subject to, the terms of Article 10 with respect to (A) any breaches of representations or warranties (B) any breaches of any covenants that were required to be performed prior to the Termination Date and (C) any covenants that expressly survive termination under Section 9.3(c) that are required to be performed after the Termination Date, (ii) in such event each of the Warrants shall be subject to such vesting, exercisability testing, and forfeiture thereof (if any) in accordance with the terms of such Warrants and (iii) except to the extent EXCO is entitled under Section 5.18(e) to receive any amounts held in Escrow Account, ESAS shall be entitled to receive for its own account the entirety of all amounts held in the Escrow Account.

(d) Promptly, but in no event later than three (3) Business Days after the Termination Date, the Parties shall execute and deliver to the Escrow Agent written instructions instructing the Escrow Agent to disburse via wire transfer of immediately available funds the entirety of the amounts then held in the Escrow Account to the applicable Parties entitled to receive all or any portion of such amounts as provided in Section 5.18(e) or this Section 9.3.

ARTICLE 10

INDEMNIFICATION

Section 10.1 ESAS’s Indemnification Rights. Subject to the terms hereof, from and after Closing EXCO agrees to be responsible for, perform, pay and shall indemnify, defend and hold harmless each member of the ESAS Group from and against all obligations, liabilities, claims, causes of action, and Damages caused by, arising out of, attributable to or resulting from:

(a) the failure or breach of EXCO’s covenants or agreements contained in this Agreement; or

(b) any breach of any representation or warranty made by EXCO contained in Article 4 of this Agreement or in the certificate delivered by EXCO at Closing pursuant to Section 8.3(e).

Section 10.2 EXCO’s Indemnification Rights. Subject to the terms hereof, from and after Closing ESAS agrees to be responsible for, perform, pay and shall indemnify, defend and hold harmless each member of the EXCO Group and against all obligations, liabilities, claims, causes of action, and Damages caused by, arising out of, attributable to or resulting from:

(a) the failure or breach of ESAS’s covenants or agreements contained in this Agreement; or

(b) any failure or breach of any representation or warranty made by ESAS contained in Article 3 of this Agreement, in the certificate delivered by ESAS at Closing pursuant to Section 8.2(c).

Section 10.3 Survival; Limitation on Actions.

(a) Subject to Section 10.3(b) and Section 10.3(c), the indemnity rights and obligations of each Party under Section 10.1 and Section 10.2 with respect to:

(i) the Fundamental Representations of ESAS and EXCO shall survive the Closing indefinitely;

(ii) all representations and warranties of ESAS and EXCO that do not constitute Fundamental Representations shall each survive the Closing and terminate on the date eighteen (18) months after the Closing Date;

(iii) the covenants and agreements of ESAS and EXCO set forth herein that are required to be performed on or prior to Closing shall each survive the Closing and terminate on the date eighteen (18) months after the Closing Date;

(iv) the covenants and agreements of ESAS and EXCO set forth herein that are required to be performed after Closing but prior to the applicable Termination Date shall survive the Closing and terminate on the date eighteen (18) months after the date such covenants and agreements are required to be performed;

(v) the covenants and agreements of ESAS and EXCO set forth herein that are to be performed after Closing that expressly survive the Termination Date shall survive the Termination Date and terminate on the date sixty (60) days after the expiration of such express performance period of such covenants and agreements;

(vi) representations, warranties, covenants and agreements set forth in this Agreement and any other Transaction Document or other document delivered hereunder shall be of no further force and effect, and no Party shall have any rights or obligations hereunder with respect thereto, after the applicable date of their expiration, provided that there shall be no termination of any bona fide claim validly asserted pursuant to a valid Claim Notice pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to the expiration or termination date thereof.

(b) Notwithstanding anything set forth in Section 10.3(a), all rights of each member of the ESAS Group under Section 10.1 and the EXCO Group under Section 10.2 shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written Claim Notice has been validly delivered to the applicable Indemnifying Party on or before the earlier of such termination date or the date otherwise required to be delivered hereunder.

(c) Notwithstanding anything herein or in any other Transaction Document to the contrary, EXCO’s express rights to terminate this Agreement under Article 9, the retention of any amounts in the Escrow Account permitted under Section 5.18(e)(ii) and the forfeiture of the Warrants pursuant to the terms thereof shall constitute the sole and exclusive remedy available to EXCO for any failure of ESAS’s to purchase, hold or satisfy all or any portion the Investment or to comply with the terms of Section 5.20, ESAS’s termination of this Agreement in accordance with Article 9 for any reason or any breach or failure of ESAS to perform its obligations under Section 5.18. Each Party acknowledges and agrees that (A) EXCO’s actual damages upon the event of such ESAS Forfeiture Event, termination or failure are difficult to ascertain with any certainty, (B) the amounts in the Escrow Account is a fair and reasonable estimate by the Parties of such aggregate actual damages of EXCO and (C) such liquidated damages do not constitute a penalty.

(d) Subject to Section 11.12, Section 10.3(c) and Section 5.18(e)(ii), the liability of EXCO pursuant to Section 10.1 and ESAS pursuant to Section 10.2 shall be without limit.

Section 10.4 Exclusive Remedy and Certain Limitations.

(a) Notwithstanding anything to the contrary contained in this Agreement and the other Transaction Documents, from and after Closing, each Party’s sole exclusive remedy against the other Party with respect to any breach of the representations, warranties, covenants and agreements of the other Party contained herein are the rights set forth in this Article 10 and the rights to enforce specific performance of the terms of this Agreement and the other Transaction Documents, as limited by the terms of this Article 10 and the terms of each applicable Transaction Document.

(b) “Damages” shall mean the amount of any loss, cost, costs of settlement (but only to the extent the Indemnified Person complied with the terms of Section 10.5), damage, diminution in value, expense, claim, award or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the costs of prosecution, defense, preparations for defense, investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that “Damages” shall not include (i) any adjustment for Taxes that may be assessed on payments under this Article 10 or for Tax benefits received by the Indemnified Person as a consequence of any Damages, (ii) to the extent provided in Section 11.12, any loss of profits, whether actual or consequential, or other consequential damages suffered by the Party (whether on its own behalf or on behalf of any member of the ESAS Group or EXCO Group, as applicable) claiming indemnification, or any punitive damages, or (iii) any diminution in value or increase in liability, loss, cost, expense, claim, award or judgment to the extent such diminution or increase is caused by the actions or omissions of the Indemnified Person after the Closing Date.

(c) Any claim for indemnity under this Article 10 by (i) any member of the ESAS Group must be brought and administered by ESAS and (ii) any member of the EXCO Group must be brought and administered by EXCO. No Indemnified Person other than ESAS and EXCO shall have any rights against either ESAS or EXCO under the terms of this Article 10 except as may be exercised on its behalf by EXCO or ESAS, as applicable, pursuant to this Article 10. ESAS may elect to exercise or not exercise indemnification rights under this Section 10.4 on behalf of the ESAS Group in ESAS’s sole discretion and shall have no liability to any such other member of the ESAS Group for any action or inaction under this Section 10.4. EXCO may elect to exercise or not exercise indemnification rights under this Section 10.4 on behalf of the EXCO Group in EXCO’s sole discretion and shall have no liability to any such other member of the EXCO Group for any action or inaction under this Section 10.4.

Section 10.5 Indemnification Actions. All claims for indemnification under Article 10 shall be asserted and resolved as follows:

(a) For purposes of this Article 10, the term “Indemnifying Party” when used in connection with particular Damages shall mean the Person(s) having an obligation to indemnify another Person(s) with respect to such Damages pursuant to this Article 10, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person(s) having the right to be indemnified with respect to such Damages pursuant to this Article 10.

(b) To make claim for indemnification, defense or reimbursement under this Article 10, EXCO or ESAS, as applicable, shall notify the Indemnifying Party of its claim, including the specific details (including supporting documentation of the alleged Damages and such Indemnified Party’s good faith estimate of the applicable claim) of and specific basis under this Agreement for its claim (the “Claim Notice”).

(c) In the event that any claim for indemnification set forth in any Claim Notice is based upon a claim by a Third Party against the Indemnified Person (a “Third Party Claim”), EXCO or ESAS, as applicable, shall provide its Claim Notice promptly after EXCO or ESAS, as applicable, has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim;

provided that the failure of any Indemnified Person to give notice of an Third Party Claim as provided in this Section 10.5 shall not relieve the Indemnifying Party of its obligations under this Article 10 except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an alleged inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was allegedly inaccurate or breached.

(d) In the case of a claim for indemnification based upon an Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend the Indemnified Person against such Third Party Claim under this Article 10. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party. If the Indemnifying Party fails to notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Party admits or denies its obligation to defend the Indemnified Person, then until such date as the Indemnifying Party admits or it is finally determined by an non-appealable judgment that such obligation exists, the Indemnified Person may file any motion, answer or other pleading, settle any Third Party Claim or take any other action that the Indemnified Person deems necessary or appropriate to protect its interest, regardless of whether the Indemnifying Party is prejudiced or adversely impacted by any such actions.

(e) If the Indemnifying Party admits its indemnity obligations under this Article 10 with respect to any Third Party Claim, then such Indemnifying Party shall have (i) the right and obligation to diligently prosecute and control the defense, at its sole cost and expense, the Third Party Claim and (ii) have full control of such defense and proceedings, including any compromise or settlement thereof unless the compromise or settlement includes the payment of any amount (not indemnified by the Indemnifying Party) by, the performance of any obligation by, or the limitation of any right or benefit of, the Indemnified Person, in which event such settlement or compromise shall not be effective without the consent of the Indemnified Person, which shall not be unreasonably withheld or delayed. If requested by the Indemnifying Party, the Indemnified Person agrees at the cost and expense of the Indemnifying Party to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest; provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person. The Indemnified Person may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.5(e); provided that the Indemnified Person may file initial pleadings as described in the last sentence of paragraph (c) above if required by court or procedural rules to do so within the thirty (30) day period in paragraph (c) above. An Indemnifying Party shall not, without the written consent of the Indemnified Person, settle any Third Party Claim or consent to the entry of any judgment with respect thereto that (A) does not result in a final resolution of the Indemnified

Person’s liability with respect to the Third Party Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Third Party Claim) or (B) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

(f) If the Indemnifying Party does not admit its obligation or admits its obligation but fails to diligently defend or settle the Third Party Claim, then the Indemnified Person shall have the right, but not the obligation, to defend and control the defense against the Third Party Claim (at the sole cost and expense of the Indemnifying Party, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Party to admit its obligation to indemnify the Indemnified Person and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its obligation to indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such Third Party Claim and (ii) if its obligation is so admitted, assume the defense of the Third Party Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Third Party Claim over the objection of the Indemnifying Party after the Indemnifying Party has timely admitted its obligation for indemnification in writing and assumed the defense of the Third Party Claim, the Indemnified Person shall be deemed to have waived any right to indemnity with respect to the Third Party Claim. If the Indemnifying Party does not timely object to the proposed settlement, then the Indemnified Person may accept such settlement and continue to pursue indemnity for all Damages, including such settlement, from the Indemnifying Party.

(g) In the case of a claim for indemnification not based upon a Third Party Claim, (a “Direct Claim”) shall be asserted by giving the Indemnifying Party reasonably prompt Claim Notice thereof, but in any event not later than thirty (30) days after the Indemnified Person becomes aware of the events that gave rise to such Direct Claim. Such Claim Notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all available material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of Damages that have been or may be sustained by the Indemnified Person. The Indemnifying Party shall have sixty (60) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages or (iii) dispute the claim for such Damages. If the Indemnifying Party does not notify the Indemnified Person within such sixty (60) day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Party shall be conclusively deemed obligated to provide indemnification hereunder with respect to such Direct Claim.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another (herein collectively called “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt or mailed by certified mail, postage prepaid and return receipt requested, or by e-mail, as follows:

To ESAS:

Energy Strategic Advisory Services LLC

200 Crescent Court, Suite 200

Dallas, Texas 75201

Attention: Jonathan Siegler, Executive Vice President, CFO

Telephone: (469) 398-2205

Facsimile: (682) 626-1335

E-mail: jasiegler@bluescapegroup.com

with a copy (that shall not constitute Notice) to:	Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 Attn: Bryan E. Loocke Telephone: (713) 221-1522 Facsimile: (713) 437-5355 E-mail: bryan.loocke@bgllp.com

To EXCO:	EXCO Resources, Inc. 12377 Merit Drive Suite 1700 Dallas, Texas 75251 Attention: William L. Boeing Telephone: (214) 368-2084 Facsimile: (214) 706-3409 E-mail: lboeing@excoresources.com with a copy (that shall not constitute Notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036-6745

Attention: Steven M. Pesner, Esq.

Telephone: (212) 872-1070

Facsimile: (212) 872-1002

E-mail: spesner@akingump.com

Notice given by personal delivery or courier shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the fifth Business Day following deposit with the U.S. Post Office. Notice given by email shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. In the event a Party provides notice by email, then, no later than two (2) Business Days following such email notice, the notifying Party shall deliver a hard copy of such notice to each other Party by personal delivery or courier or by mail. If a date specified herein for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Section 11.2 Governing Law. This Agreement and the documents delivered pursuant hereto and the legal relations between the Parties shall be governed by, construed and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction.

Section 11.3 Forum Selection; Waiver of Jury Trial.

(a) Each Party to this Agreement agrees that, except as provided in and subject to Section 11.4 or as necessary to (i) obtain provisional injunctive, ancillary or other equitable relief if such action is necessary to avoid irreparable harm or to preserve the status quo pending the resolution of the Dispute in accordance with the provisions of Section 11.4 or (ii) enter and enforce any judgment on the award rendered by the Arbitration Panel in accordance with applicable Laws, (A), each Party hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Texas in and for Dallas County or the United States District Court for the Northern District of Texas in connection with any Dispute, litigation or proceeding arising out of this Agreement or any of the transactions contemplated thereby, (B) all Disputes among any the Parties to this Agreement and the transactions contemplated hereby shall have exclusive jurisdiction and venue only in the courts of the State of Texas in and for Dallas County or the United States District Court for the Northern District of Texas, and (C) each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any litigation or proceeding in the foregoing courts. Each Party agrees that any and all process directed to it in any such proceeding or litigation may be served upon it outside of the State of Texas in and for Dallas County or the United States District Court for the Northern District of Texas with the same force and effect as if such service had been made within State of Texas in and for Dallas County or the United States District Court for the Northern District of Texas.

(b) EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LITIGATION, ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

Section 11.4 Dispute Resolution.

(a) Each Party to this Agreement agrees that any dispute, controversy, matter or claim between the Parties (each, subject to such exceptions, a “Dispute”), that cannot be resolved among the Parties shall be resolved in accordance with procedures specified herein, which shall constitute the sole and exclusive procedures for the resolution of Disputes. Excepting the right of a Party to seek the relief described under Section 11.4(d) below, all Disputes, whether sounding in tort, contract or otherwise, shall be resolved by binding, self-administered arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and all such proceedings shall be subject to the Federal Arbitration Act; provided, however, arbitrators shall be appointed in accordance with the provisions of this Section 11.4(a). There shall be three (3) arbitrators (“Arbitration Panel”). EXCO shall designate one arbitrator and ESAS shall designate one arbitrator, neither of whom need be neutral but both of whom must have expertise or experience in the U.S. oil and gas industry, within thirty (30) days of the notification of a Party’s intent to proceed with arbitration hereunder. The two (2) arbitrators so designated shall elect a third arbitrator, which shall be neutral and have experience or expertise in the U.S. oil and gas industry. If either Party fails to designate an arbitrator within the time specified or the two Parties’ arbitrators fail to designate the neutral third arbitrator within thirty (30) days of their appointment, the remaining arbitrator(s) shall be appointed by the AAA using the listing ranking and striking method.

(b) Each Party shall cooperate in reasonable, prompt discovery prior to presenting the case to the arbitrators. Within thirty (30) calendar days of the appointment of the arbitrators, they shall establish (i) the scope of discovery and (ii) a limited discovery schedule. All discovery activities shall be conducted under the rules of the AAA. The award of the Arbitration Panel shall (A) be based on the decision of a majority of the members of the Arbitration Panel, (B) be final and binding upon the Parties, (C) be issued within ninety (90) days after the submittal of the Dispute to the AAA or as otherwise determined by the Arbitration Panel or the Parties, (D) be in writing, and (E) set forth the factual and legal bases for such award. EXCO shall pay for the expenses incurred by its designated arbitrator, and ESAS shall pay for the expenses incurred by their designated arbitrator. The costs of the third, neutral arbitrator shall be borne as to one half by EXCO and as to the other half by ESAS. Each Party shall bear its own attorneys’ fees, subject to the right of the Arbitration Panel to award attorneys’ fees and costs of the arbitration to any Party. As between the Parties, only damages allowed pursuant to this Agreement may be awarded and, without limiting the foregoing, arbitrators shall have no authority to award any damages that are excluded under any express provision of the Agreement. Each Party hereby undertakes without delay to implement, perform, or comply with the provisions of any arbitral award or decision.

(c) The site of any arbitration brought pursuant to this Section 11.4 shall be Dallas, Texas, U.S.A.

(d) The Parties hereby agree to continue to perform their respective obligations under the Agreement while any Dispute is pending. Notwithstanding anything to the contrary herein, any Party may proceed to any court of competent jurisdiction to (i) obtain provisional injunctive, ancillary or other equitable relief if such action is necessary to avoid irreparable harm or to preserve the status quo pending the resolution of the Dispute in accordance with the provisions of this Section 11.4 or (ii) enter and enforce any judgment on the award rendered by the Arbitration Panel in accordance with applicable Laws. Notwithstanding the foregoing, the arbitration of the underlying Dispute shall proceed in accordance with the terms hereof during the pendency of the proceeding to obtain such provisional injunctive, ancillary or other equitable relief.

(e) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SUBMISSION OF ANY DISPUTE FOR SETTLEMENT BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 11.4, AND HEREBY WAIVES THE RIGHT TO PROCEED TO COURT OR ANY OTHER FORUM THAT MAY APPLY TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR FOR ANY OTHER REASON EXCEPT RECOURSE TO COURTS FOR ENFORCEMENT OF ARBITRAL AWARDS OR OTHER ORDER OF THE ARBITRATORS ISSUED IN AN ARBITRATION PURSUANT TO THIS SECTION 11.4 OR SEEKING ANY INTERIM OR CONSERVATORY MEASURES OF THE RULES OF ARBITRATION OF THE AAA OR DESCRIBED IN THIS SECTION 11.4. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO BRING ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY ARBITRAL AWARD OR OTHER ORDER OF THE ARBITRATORS ISSUED IN AN ARBITRATION PURSUANT TO THIS SECTION 11.4 OR SEEKING ANY INTERIM OR CONSERVATORY MEASURES PURSUANT TO THE RULES OF ARBITRATION OF THE AAA AGAINST ANY PARTY IN ANY OTHER JURISDICTION PERMITTED BY LAW.

Section 11.5 Headings and Construction. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. The rights and obligations of each Party shall be determined pursuant to this Agreement. ESAS and EXCO have had the opportunity to exercise business discretion in relation to the negotiation of the details and terms of the transaction contemplated hereby. This Agreement is the result of arm’s length negotiations from equal bargaining positions. It is the intention of the Parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting Party) and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof, it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby and retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

Section 11.6 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by the application of the express terms hereof of by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. Except as otherwise expressly provided herein, no waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein.

Section 11.7 Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of Law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

Section 11.8 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any assignment, transfer or delegation made without such consent shall be null and void; provided that ESAS may assign its rights and duties under this Agreement to any of its Affiliates upon written request by ESAS, and written consent of EXCO, such consent not to be unreasonably withheld; provided further, that ESAS shall not assign or transfer its rights under the Warrants except for as provided in the terms of the Warrants. To the extent there are ESAS Initial Warrantholders other than ESAS, each such ESAS Initial Warrantholder shall be deemed to make each of the representation, warranties and agreements in Article 3, mutatis mutandis, as of the Execution Date or Closing Date, as applicable, substituting the respective ESAS Initial Warrantholder’s legal name for ESAS. Unless expressly agreed to in writing by the Parties, no permitted assignment of any Party’s rights or duties hereunder shall relieve or release any Party from the performance of such Party’s rights or obligations hereunder and the assigning Party shall be fully liable to the other Parties for the performance of all such rights and duties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

Section 11.9 Entire Agreement. This Agreement, the Confidentiality Agreement, Transaction Documents and the other documents to be executed and delivered hereunder hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 11.10 Amendment. The provisions of this Agreement may not be amended, modified or supplemented, except by the prior written consent of (a) ESAS and (b) EXCO. Any ESAS Initial Warrantholder that is a holder of record of Warrants at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 11.10 as it relates to ownership and transfer of the Securities, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Securities or is delivered to such holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver or any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 11.11 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than EXCO or ESAS to any claim, cause of action, remedy or right of any kind. Notwithstanding the foregoing: (a) the Parties reserve the right to amend, modify, terminate, supplement, or waive any provision of this Agreement or this entire Agreement without the consent or approval of any other Person (including the other members of the ESAS Group or the other members of the EXCO Group or the ESAS Initial Warrantholders (other than ESAS)); and (b) no Party hereunder shall have any direct liability to any permitted Third Party beneficiary, nor shall any permitted Third Party beneficiary have any right to exercise any rights hereunder for such third-party beneficiary’s benefit.

Section 11.12 Limitation on Damages. Notwithstanding anything to the contrary contained herein, NO PERSON SHALL BE ENTITLED TO LOST PROFITS, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF EXCO AND ESAS, FOR ITSELF AND ON BEHALF OF THEIR RESPECTIVE MEMBERS OF THE EXCO GROUP AND ESAS GROUP, RESPECTIVELY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO LOST PROFITS, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; provided, however, (a) that if an Indemnified Person is held liable to a Third Party based on any final judgment of a court of competent jurisdiction for any lost profits, indirect, consequential, special or punitive damages and the applicable Indemnifying Party is obligated to indemnify such Indemnified Person for the matter that gave rise to such Damages, then such Indemnifying Party shall be liable for, and obligated to reimburse such Indemnified Person for such Damages, (b) the waiver and limitations set forth in this Section 11.12 shall not limit or apply to any Damages that a Party is entitled to recover at law or equity under Article 9 and (c) the waiver and limitations set forth in this Section 11.12 shall not limit or apply to any Damages that ESAS or any of its permitted successors or assigns are entitled to recover at law or equity in connection with any breach by EXCO of any of its covenants or obligations under the Warrants or the Registration Rights Agreement.

Section 11.13 Time of the Essence; Calculation of Time. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date that is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 11.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

[Remainder of Page Intentionally Left Blank. Signature Pages to Follow]

IN WITNESS WHEREOF, this Agreement has been entered into by each of the Parties as of the Execution Date.

ENERGY STRATEGIC ADVISORY SERVICES LLC

Name:	/s/ C. John Wilder
By:	C. John Wilder
Title:	Executive Chairman

Signature Page to Services and Investment Agreement

EXCO RESOURCES, INC.

Name:	/s/ Harold L. Hickey
By:	Harold L. Hickey
Title:	President and Chief Executive Officer

Signature Page to Services and Investment Agreement

EXHIBITS

Exhibit A	Form of Fourth Amended and Restated Articles of Incorporation of EXCO

Exhibit B	Form of Warrants

Exhibit C	Form of Registration Rights Agreement

Exhibit D	Form of Nomination Letter Agreement

Exhibit E	Executive Chairman Description

SCHEDULE 1.1

KNOWLEDGE PERSONS

EXCO	Harold L. Hickey

Richard A. Burnett

William L. Boeing

Michael R. Chambers

Harold H. Jameson

Russell D. Griffin

ESAS	C. John Wilder

Jonathan Siegler

Lillian Meyer

SCHEDULE 4.11

REGISTRATION RIGHTS AGREEMENTS

(Attached)

EXCO Resources, Inc. 12377 Merit Drive — Suite 1700 — Dallas, Texas 75251 Phone (214) 368-2084 — Fax (972) 367-3559

December 11, 2013

Re:	EXCO Rights Offering/Filing of New S-3 Resale Registration Statement

Dear Investor:

As you know, EXCO announced on November 25, 2013, that it intends to conduct a rights offering which will allow the Company to raise equity capital through the sale of EXCO common stock. EXCO expects to raise approximately $273 million in the rights offering as a result of the commitments of WL Ross & Co. LLC and Hamblin Watsa Investment Counsel Ltd. (or their affiliates). You are a party to the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 (the “2005 Registration Rights Agreement”). EXCO is requesting that you waive your rights pursuant to the 2005 Registration Rights Agreement solely as it relates to the filing of the Form S-3 registration statement by EXCO relating to the rights offering.

Please also be advised that EXCO intends to file a new S-3 Resale Registration Statement covering your shares that are subject to the 2005 Registration Rights Agreement as well as any shares you may purchase in the rights offering. EXCO anticipates that the new Resale S-3 Registration Statement will be filed within 10 business days of the closing of the rights offering.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

William L. Boeing
Vice President, General Counsel and Secretary

Agreed to and accepted as of December 11, 2013

Print Name:

EXCO Resources, Inc. 12377 Merit Drive — Suite 1700 — Dallas, Texas 75251 Phone (214) 368-2084 — Fax (972) 367-3559

December 11, 2013

Re:	EXCO Rights Offering/Filing of New S-3 Resale Registration Statement

Dear Investor:

As you know, EXCO announced on November 25, 2013, that it intends to conduct a rights offering which will allow the Company to raise equity capital through the sale of EXCO common stock, EXCO expects to raise approximately $273 million in the rights offering as a result of the commitments of WL Ross & Co. LLC and Hamblin Watsa Investment Counsel Ltd. (or their affiliates). You are a party to the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 (the “2005 Registration Rights Agreement”). EXCO is requesting that you waive your rights pursuant to the 2005 Registration Rights Agreement solely as it relates to the filing of the Form S-3 registration statement by EXCO relating to the rights offering.

Please also be advised that EXCO intends to file a new S-3 Resale Registration Statement covering your shares that are subject to the 2005 Registration Rights Agreement as well as any shares you may purchase in the rights offering. EXCO anticipates that the new Resale S-3 Registration Statement will be filed within 10 business days of the closing of the rights offering.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

William L. Boeing
Vice President, General Counsel and Secretary

Agreed to and accepted as of December 11, 2013

Robert Stillwell

Print Name:

EXCO Resources, Inc. 12377 Merit Drive — Suite 1700 — Dallas, Texas 75251 Phone (214) 368-2084 — Fax (972) 367-3559

December 11, 2013

Re:	EXCO Rights Offering/Filing of New S-3 Resale Registration Statement

Dear Investor:

As you know, EXCO announced on November 25, 2013, that it intends to conduct a rights offering which will allow the Company to raise equity capital through the sale of EXCO common stock. EXCO expects to raise approximately $273 million in the rights offering as a result of the commitments of WL Ross & Co. LLC and Hamblin Watsa Investment Counsel Ltd. (or their affiliates). You are a party to the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 (the “2005 Registration Rights Agreement”). EXCO is requesting that you waive your rights pursuant to the 2005 Registration Rights Agreement solely as it relates to the filing of the Form S-3 registration statement by EXCO relating to the rights offering.

Please also be advised that EXCO intends to file a new S-3 Resale Registration Statement covering your shares that are subject to the 2005 Registration Rights Agreement as well as any shares you may purchase in the rights offering. EXCO anticipates that the new Resale S-3 Registration Statement will be filed within 10 business days of the closing of the rights offering.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

William L. Boeing
Vice President, General Counsel and Secretary

Agreed to and accepted as of December 11, 2013

Print Name:

EXCO Resources, Inc. 12377 Merit Drive — Suite 1700 — Dallas, Texas 75251 Phone (214) 368-2084 — Fax (972) 367-3559

December 11, 2013

Re:	EXCO Rights Offering/Filing of New S-3 Resale Registration Statement

Dear Investor:

As you know, EXCO announced on November 25, 2013, that it intends to conduct a rights offering which will allow the Company to raise equity capital through the sale of EXCO common stock. EXCO expects to raise approximately $273 million in the rights offering as a result of the commitments of WL Ross & Co. LLC and Hamblin Watsa Investment Counsel Ltd. (or their affiliates). You are a party to the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 (the “2005 Registration Rights Agreement”). EXCO is requesting that you waive your rights pursuant to the 2005 Registration Rights Agreement solely as it relates to the filing of the Form S-3 registration statement by EXCO relating to the rights offering.

Please also be advised that EXCO intends to file a new S-3 Resale Registration Statement covering your shares that are subject to the 2005 Registration Rights Agreement as well as any shares you may purchase in the rights offering. EXCO anticipates that the new Resale S-3 Registration Statement will be filed within 10 business days of the closing of the rights offering.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

William L. Boeing
Vice President, General Counsel and Secretary

Agreed to and accepted as of December 11, 2013

Print Name:

EXCO Resources, Inc. 12377 Merit Drive — Suite 1700 — Dallas, Texas 75251 Phone (214) 368-2084 — Fax (972) 367-3559

December 11, 2013

Re:	EXCO Rights Offering/Filing of New S-3 Resale Registration Statement

Dear Investor:

As you know, EXCO announced on November 25, 2013, that it intends to conduct a rights offering which will allow the Company to raise equity capital through the sale of EXCO common stock. EXCO expects to raise approximately $273 million in the rights offering as a result of the commitments of WL Ross & Co. LLC and Hamblin Watsa Investment Counsel Ltd. (or their affiliates). You are a party to the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 (the “2005 Registration Rights Agreement”). EXCO is requesting that you waive your rights pursuant to the 2005 Registration Rights Agreement solely as it relates to the filing of the Form S-3 registration statement by EXCO relating to the rights offering.

Please also be advised that EXCO intends to file a new S-3 Resale Registration Statement covering your shares that are subject to the 2005 Registration Rights Agreement as well as any shares you may purchase in the rights offering. EXCO anticipates that the new Resale S-3 Registration Statement will be filed within 10 business days of the closing of the rights offering.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

William L. Boeing
Vice President, General Counsel and Secretary

Agreed to and accepted as of December 11, 2013

Print Name: Harold L. Hickey

EXCO Resources, Inc. 12377 Merit Drive — Suite 1700 — Dallas, Texas 75251 Phone (214) 368-2084 — Fax (972) 367-3559

December 12, 2013

Re:	EXCO Rights Offering/Filing of New S-3 Resale Registration Statement

Dear	Investor:

As you know, EXCO announced on November 25, 2013, that it intends to conduct a rights offering which will allow the Company to raise equity capital through the sale of EXCO common stock. EXCO expects to raise approximately $273 million in the rights offering as a result of the commitments of WL Ross & Co. LLC and Hamblin Watsa Investment Counsel Ltd. (or their affiliates). You are a party to the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 (the “2005 Registration Rights Agreement”) and the Registration Rights Agreement dated March 28, 2007 in respect of 7.0% Cumulative Convertible Perpetual Preferred Stock and Hybrid Preferred Stock (the “2007 Registration Rights Agreement”). EXCO is requesting that you waive your rights pursuant to the 2005 Registration Rights Agreement and the 2007 Registration Rights Agreement solely as it relates to the filing of the Form S-3 registration statement by EXCO relating to the rights offering.

Please also be advised that EXCO intends to file a new S-3 Resale Registration Statement covering your shares that are subject to the 2005 Registration Rights Agreement and the 2007 Registration Rights Agreement as well as any shares you may purchase in the rights offering. EXCO anticipates that the new Resale S-3 Registration Statement will be filed within 10 business days of the closing of the rights offering.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

William L. Boeing
Vice President, General Counsel and Secretary

Agreed to and accepted as of December 12, 2013

Investor:

ARES CORPORATE OPPORTUNITIES FUND, L.P.
By:	ACOF Operating Manager, L.P.
Its:	Manager

By:

Name:	NASEEM SAGATI

Title:	AUTHORIZED SIGNATORY

ACOF EXCO, L.P.
By:	ACOF Operating Manager, L.P.
Its:	Manager

By:

Name:	NASEEM SAGATI

Title:	AUTHORIZED SIGNATORY

ACOF EXCO 892 INVESTORS, L.P.
By:	ACOF Operating Manager, L.P.
Its:	Manager

By:

Name:	NASEEM SAGATI

Title:	AUTHORIZED SIGNATORY

ARES CORPORATE OPPORTUNITIES FUND II, L.P.
By: ACOF Operating Manager II, L.P.
Its: Manager

By:

Name:	NASEEM SAGATI

Title:	AUTHORIZED SIGNATORY

ARES EXCO, L.P.
By:	ACOF Operating Manager II, L.P.
Its:	Manager

By:

Name:	NASEEM SAGATI

Title:	AUTHORIZED SIGNATORY

ARES EXCO 892 INVESTORS, L.P.
By:	ACOF Operating Manager II, L.P.
Its:	Manager

By:

Name:	NASEEM SAGATI

Title:	AUTHORIZED SIGNATORY

Agreed to and accepted as of December 12, 2013

Investor:

OCM Exco Holdings, LLC

By:	OCM Opportunities Fund V, L.P.
Its:	Member

	By:	OCM Opportunities Fund V GP, L.P.
	Its:	General Partner
	By:	Oaktree Fund GP I, L.P.
	Its:	General Partner

By:

	Name:	Rajath Shourie
	Title:	Authorized Signatory

By:

	Name:	Jennifer Box
	Title:	Authorized Signatory

By:	OCM Opportunities Fund VI, L.P.
Its:	Member

	By:	OCM Opportunities Fund VI GP, L.P.
	Its:	General Partner
	By:	Oaktree Fund GP I, L.P.
	Its:	General Partner

By:

	Name:	Rajath Shourie
	Title:	Authorized Signatory

By:

	Name:	Jennifer Box
	Title:	Authorized Signatory

By:	OCM Opportunities Fund VII, L.P.
Its:	Member

	By:	OCM Opportunities Fund VII GP, L.P.
	Its:	General Partner

By:	OCM Opportunities Fund VII GP Ltd.
Its:	General Partner
By:	Oaktree Capital Management, L.P.
Its:	Director

By:

Name:	Rajath Shourie
Title:	Managing Director

By:

Name:	Jennifer Box
Title:	Senior Vice President

OCM Principal Opportunities Fund IV Delaware, L.P.

By:	OCM Principal Opportunities Fund IV Delaware GP Inc.
Its:	General Partner

By:

Name:	Richard J. Goldstein
Title:	Authorized Signatory

By:

Name:	Naeem Arastu
Title:	Authorized Signatory

OCM Principal Opportunities Fund III, L.P.
OCM Principal Opportunities Fund IIIA, L.P.

By:	OCM Principal Opportunities Fund III GP, L.P.
Their:	General Partner
By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:

Name:	Richard J. Goldstein
Title:	Authorized Signatory

By:

Name:	Naeem Arastu
Title:	Authorized Signatory

JOINDER AGREEMENT

TO

REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement to Registration Rights Agreement is made and entered into as of January 17, 2014 (the “Agreement”) by and between EXCO Resources, Inc., a Texas corporation and successor to EXCO Holdings II, Inc., a Delaware corporation (the “Company”), and the persons listed on the signature page hereto under the heading “Holders” (such persons being referred to collectively as the “Holders”).

WHEREAS, the Company and the Initial Holders specified on the signature pages thereto have executed that certain First Amended and Restated Registration Rights Agreement dated as of December 30, 2005 (the “2005 Registration Rights Agreement”) relating to such Initial Holders’ registration rights with respect to the Company’s common stock, par value $.001 per share (the “Common Stock”);

WHEREAS, pursuant to Section 6.6 of the 2005 Registration Rights Agreement, the Company may consent to and permit, without any further action of the Initial Holders, any person who subsequently acquires Common Shares to become a “Holder” under the 2005 Registration Rights Agreement by executing a Joinder Agreement, in substantially the form attached thereto as Exhibit A; and

WHEREAS, the undersigned desire to become parties to the 2005 Registration Rights Agreement and the Company has agreed to execute a Joinder Agreement relating thereto.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, each of the undersigned Holders and the Company hereby agree as follows:

1. The undersigned Holder hereby executes this Agreement for the purpose of becoming a “Holder” under the 2005 Registration Rights Agreement. Holder hereby assumes all of the duties, obligations and liabilities of a “Holder” under the 2005 Registration Rights Agreement and shall be designated as an “Investor Holder” thereunder.

2. The undersigned Holder shall be deemed a “Holder” for all purposes under the 2005 Registration Rights Agreement, and shall be subject to and shall benefit from all of the rights and obligations of a “Holder” thereunder. All references in the 2005 Registration Rights Agreement to “Holder,” “Investor Holder” or “Initial Holder” shall mean and be a reference to Holder. The 2005 Registration Rights Agreement is hereby amended by deeming the signature of Holder hereto as a signature to the 2005 Registration Rights Agreement.

3. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date above first written.

EXCO RESOURCES, INC.

By:	/s/ William L. Boeing
Name:	William L. Boeing
Title:	Vice President and General Counsel

[Signature Page to WLR Registration Rights Joinder Agreement]

HOLDERS:

WLR IV EXCO AIV ONE, L.P.

By:	WLR Recovery Associates IV LLC,
its General Partner
By:	WL Ross Group, L.P.,
its Managing Member
By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

WLR IV EXCO AIV TWO, L.P.

By:	WLR Recovery Associates IV LLC,
its General Partner
By:	WL Ross Group, L.P.,
its Managing Member
By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

WLR IV EXCO AIV THREE, L.P.

By:	WLR Recovery Associates IV LLC,
its General Partner
By:	WL Ross Group, L.P.,
its Managing Member
By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

[Signature Page to WLR Registration Rights Joinder Agreement]

WLR IV EXCO AIV FOUR, L.P.

By:	WLR Recovery Associates IV LLC,
its General Partner
By:	WL Ross Group, L.P.,
its Managing Member
By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

WLR IV EXCO AIV FIVE, L.P.

By:	WLR Recovery Associates IV LLC,
its General Partner
By:	WL Ross Group, L.P.,
its Managing Member
By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

WLR IV EXCO AIV SIX, L.P.

By:	WLR Recovery Associates IV LLC,
its General Partner
By:	WL Ross Group, L.P.,
its Managing Member
By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

[Signature Page to WLR Registration Rights Joinder Agreement]

WLR SELECT CO-INVESTMENT XCO AIV, L.P.

By:	WLR Select Associates LLC,
its General Partner
By:	WL Ross Group, L.P.,
its Managing Member
By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

WLR/GS MASTER CO-INVESTMENT XCO AIV, L.P.

By:	WLR Master Co-Investment GP, LLC,
its General Partner
By:	WL Ross Group, L.P.,
its Managing Member
By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

WLR IV PARALLEL ESC, L.P.

By:	INVESCO WLR IV Associates LLC,
its General Partner
By:	INVESCO Private Capital, Inc.,
its Managing Member

By:	/s/ Michael J. Gibbons
Name: Michael J. Gibbons, authorized person

[Signature Page to WLR Registration Rights Joinder Agreement]

JOINDER AGREEMENT

TO

REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement to Registration Rights Agreement is made and entered into as of January 17, 2014 (the “Agreement”) by and between EXCO Resources, Inc., a Texas corporation and successor to EXCO Holdings II, Inc., a Delaware corporation (the “Company”), and the persons listed on the signature page hereto under the heading “Holders” (such persons being referred to collectively as the “Holders”).

WHEREAS, the Company and the Initial Holders specified on the signature pages thereto have executed that certain First Amended and Restated Registration Rights Agreement dated as of December 30, 2005 (the “2005 Registration Rights Agreement”) relating to such Initial Holders’ registration rights with respect to the Company’s common stock, par value $.001 per share (the “Common Stock”);

WHEREAS, pursuant to Section 6.6 of the 2005 Registration Rights Agreement, the Company may consent to and permit, without any further action of the Initial Holders, any person who subsequently acquires Common Shares to become a “Holder” under the 2005 Registration Rights Agreement by executing a Joinder Agreement, in substantially the form attached thereto as Exhibit A; and

WHEREAS, the undersigned desire to become parties to the 2005 Registration Rights Agreement and the Company has agreed to execute a Joinder Agreement relating thereto.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, each of the undersigned Holders and the Company hereby agree as follows:

1. The undersigned Holder hereby executes this Agreement for the purpose of becoming a “Holder” under the 2005 Registration Rights Agreement. Holder hereby assumes all of the duties, obligations and liabilities of a “Holder” under the 2005 Registration Rights Agreement and shall be designated as an “Investor Holder” thereunder.

2. The undersigned Holder shall be deemed a “Holder” for all purposes under the 2005 Registration Rights Agreement, and shall be subject to and shall benefit from all of the rights and obligations of a “Holder” thereunder. All references in the 2005 Registration Rights Agreement to “Holder,” “Investor Holder” or “Initial Holder” shall mean and be a reference to Holder. The 2005 Registration Rights Agreement is hereby amended by deeming the signature of Holder hereto as a signature to the 2005 Registration Rights Agreement.

3. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date above first written.

EXCO RESOURCES, INC.

By:	/s/ William L. Boeing
Name:	William L. Boeing
Title:	Vice President and General Counsel

[Signature Page to Registration Rights Joinder Agreement]

HOLDERS:

ADVENT SYNDICATE 780
CLEARWATER INSURANCE COMPANY
NORTHBRIDGE GENERAL INSURANCE COMPANY
ODYSSEY REINSURANCE COMPANY
CLEARWATER SELECT INSURANCE COMPANY
RIVERSTONE INSURANCE LIMITED
ZENITH INSURANCE COMPANY
FAIRFAX MASTER TRUST FUND

By:	Hamblin Watsa Investment Counsel Ltd., as investment manager

By:	/s/ Roger Lace
	Name:	Roger Lace
	Title:	President

[Signature Page to Registration Rights Joinder Agreement]

EXCO Resources, Inc. 12377 Merit Drive — Suite 1700 — Dallas, Texas 75251 Phone (214) 368-2084 — Fax (972) 367-3559

February 24, 2015

Ares Corporate Opportunities Fund, L.P.

ACOF EXCO, L.P.

ACOF EXCO 892 Investors, L.P.

Ares Corporate Opportunities Fund II, L.P.

Ares EXCO, L.P.

Ares EXCO 892 Investors, L.P. (collectively, “you” or “Investor”)

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Re:	EXCO Resources, Inc. - Waiver of Registration Rights

Dear Investor:

As you know, EXCO Resources, Inc. (“EXCO”) intends to file a post-effective amendment to its Registration Statement on Form S-3 (File No. 333-193660) that registered certain shares of EXCO’s common stock that were owned by you or your affiliates and was originally filed with the Securities and Exchange Commission on January 30, 2014, to convert the Registration Statement to a non-automatic shelf registration statement on Form S-3 (the “Post-Effective Amendment”). You are a party to the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 (the “2005 Registration Rights Agreement”), and the Registration Rights Agreement dated March 28, 2007 in respect of 7.0% Cumulative Convertible Perpetual Preferred Stock and Hybrid Preferred Stock (the “2007 Registration Rights Agreement”). As such, you have the right to register shares of EXCO’s common stock that are owned by you or your affiliates in the Post-Effective Amendment.

EXCO understands that you do not wish to include your shares of EXCO’s common stock in the Post-Effective Amendment and EXCO requests that, on behalf of you and your affiliates, you irrevocably waive your rights under the 2005 Registration Rights Agreement and the 2007 Registration Rights Agreement. Accordingly, by signing this waiver you agree that you, on behalf of yourself and each of your affiliates, irrevocably waive any and all of your rights pursuant to the 2005 Registration Rights Agreement and the 2007 Registration Rights Agreement solely as it relates to the registration of shares of EXCO’s common stock owned by you or your affiliates in the Post-Effective Amendment.

Please indicate your agreement with the foregoing by signing below.

Very truly yours,

William L. Boeing
Vice President, General Counsel and Secretary

Agreed to and accepted as of February 24, 2015

ARES CORPORATE OPPORTUNITIES FUND, L.P.

By:	ACOF Management, L.P.
Its:	General Partner

By:	ACOF Operating Manager, L.P.
Its:	General Partner

By:

Name:	Naseem Sagati
Title:	Authorized Signatory

ACOF EXCO, L.P.

By:	ACOF Management, L.P.
Its:	General Partner

By:	ACOF Operating Manager, L.P.
Its:	General Partner

By:

Name:	Naseem Sagati
Title:	Authorized Signatory

ACOF EXCO 892 INVESTORS, L.P.

By:	ACOF Management, L.P.
Its:	General Partner

By:	ACOF Operating Manager, L.P.
Its:	General Partner

By:

Name:	Naseem Sagati
Title:	Authorized Signatory

Signature Page to Registration Rights Agreement Waiver

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:	ACOF Management II, L.P.
Its:	General Partner

By:	ACOF Management II GP LLC
Its:	General Partner

By:

Name:	Naseem Sagati
Title:	Authorized Signatory

ARES EXCO, L.P.

By:	ACOF Management II, L.P.
Its:	General Partner

By:	ACOF Management II GP LLC
Its:	General Partner

By:

Name:	Naseem Sagati
Title:	Authorized Signatory

ARES EXCO 892 INVESTORS, L.P.

By:	ACOF Management II, L.P.
Its:	General Partner

By:	ACOF Management II GP LLC
Its:	General Partner

By:

Name:	Naseem Sagati
Title:	Authorized Signatory

Signature Page to Registration Rights Agreement Waiver

EXHIBIT A

(Attached)

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

EXCO RESOURCES, INC.

EXCO Resources, Inc. (the “Corporation”), pursuant to the provisions of Sections 3.059 and 3.060 of the Texas Business Organizations Code, as amended (the “TBOC”), hereby adopts this Amended and Restated Certificate of Formation (“Certificate of Formation”), which accurately copies the Third Amended and Restated Articles of Incorporation and all amendments thereto (the “Articles of Incorporation”) that are in effect to date, as further amended by this Certificate of Formation as hereinafter set forth, and which contains no other change in any provision thereof.

ONE: The name of the Corporation is EXCO Resources, Inc. The Corporation is a Texas for-profit Corporation. The filing number issued to the Corporation by the Secretary of State is 12861900.

TWO: The following alterations have been made to the Articles of Incorporation in this Certificate of Formation:

1.	All references to the Texas Business Corporations Act are hereby amended to refer to the TBOC, all references to these Articles of Incorporation are hereby amended to refer to this Certificate of Formation and all references to the Texas Miscellaneous Corporation Laws Act are hereby deleted.

2.	Article I is hereby deleted in its entirety, and the following new Article I is substituted in its place:

“ARTICLE I

NAME

The name of the Corporation is EXCO Resources, Inc. The Corporation is a for-profit Corporation.”

3.	Article IV is hereby deleted in its entirety, and the following new Article IV is substituted in its place:

“ARTICLE IV

CAPITALIZATION

The aggregate number of shares of capital stock that the Corporation will have authority to issue is 790,000,000 shares, which shall consist of 780,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to any limitations prescribed by the TBOC, to establish one or more series of shares of Preferred Stock from time to time by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any such series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in this Certificate of Formation.

The Board of Directors of the Corporation may increase or decrease the number of shares within each established series of the Preferred Stock through the adoption of a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, that the Board of Directors of the Corporation may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. In case the number of shares of a series of Preferred Stock shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which the series was established.”

4.	Article VII is hereby deleted in its entirety, and the following new Article VII is substituted in its place:

“ARTICLE VII

REGISTERED OFFICE

The street address of the Corporation’s registered office is as follows:

1999 Bryan St., Suite 900

Dallas, Texas 75201-3136”

5.	Article IX is hereby deleted in its entirety, and the following new Article IX is substituted in its place:

“ARTICLE IX

DIRECTORS

The names and addresses of the current directors of the Corporation are as follows:

Name	Address

Jeffrey D. Benjamin	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

B. James Ford	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Samuel A. Mitchell	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Wilbur L. Ross, Jr.	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Jeffrey S. Serota	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Robert L. Stillwell	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251”

6.	Article XV is hereby deleted in its entirety, and the following new Article XV is substituted in its place:

“ARTICLE XV

BUSINESS COMBINATION LAW

Pursuant to Section 21.607 of the TBOC, the Corporation expressly elects not to be governed by Section 21.606 of the TBOC (the Business Combination Law).”

7.	The following new Article XVIII is hereby added:

“ARTICLE XVIII

CORPORATE OPPORTUNITIES

The Directors, their respective affiliates who are not also employees of the Corporation and any investment funds or companies that they may now own or manage or may hereafter form or acquire (collectively, the “Specified Persons”) may own, currently or in the future, equity and other interests in other entities (existing and future) that participate in the energy business or industry (“Industry Companies”) and may enter into agreements from time to time with Industry Companies. The Specified Persons may also serve as employees, partners, officers, directors, members, managers, or principals of, or advisors to, Industry Companies and, at any given time, the Specified Persons may be in direct or indirect competition with the Corporation or its subsidiaries.

3

The Corporation, on behalf of itself and its subsidiaries, to the maximum extent permitted by law, renounces any interest or expectancy of the Corporation and its subsidiaries in, or any interest or expectancy of the Corporation and its subsidiaries in being offered an opportunity to participate in, any business opportunities that involve any aspect of the energy business or industry that are presented to or become known to any Specified Person and waives the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation and its subsidiaries, to the Specified Persons. The Specified Persons shall have no duty or obligation to communicate or offer any such business opportunity to the Corporation or its subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder or creditor of the Corporation, including for breach of any fiduciary or other duty, by reason of the fact that such Specified Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

Without limiting the foregoing, none of the Specified Persons shall have any obligation to refrain from (i) purchasing, selling, exploring, developing or exploiting any oil, gas or other hydrocarbon or mineral asset or any other asset relating to or used in the energy business or industry, (ii) engaging in or managing the same or similar activities or lines of business as the Corporation or its subsidiaries or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation or its subsidiaries, (iii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Industry Company or any other person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or its subsidiaries (each, a “Competing Person”), (iv) doing business with any client or customer or supplier of the Corporation or its subsidiaries, or (v) entering into any agreement to provide any services to any Competing Person or acting as an employee, partner, officer, director, member, manager, or principal of, or advisor to, any Competing Person or Industry Company, regardless (in the case of each of (i) – (v)) whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (each of the activities referred to in clauses (i)-(v), a “Specified Activity”). To the maximum extent permitted by law, the Corporation renounces on behalf of itself and its subsidiaries any interest or expectancy in any Specified Activity, or in being offered an opportunity to participate in any Specified Activity, that may be presented to or become known to any Specified Person.

Any proposed amendment to this Article XVIII shall require the approval of at least 67% of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors. Neither the amendment or repeal of this Article XVIII, nor the adoption of any provision of the Bylaws of the Corporation, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any Specified Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

If any provision or provisions of this Article XVIII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XVIII (including, without limitation, each portion of any paragraph of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XVIII (including, without limitation, each such portion of any paragraph of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect the Specified Persons from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

4

This Article XVIII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Specified Person under this Certificate of Formation or Bylaws of the Corporation, applicable law or contract.

If any code of conduct or other policy of the Corporation or its subsidiaries is inconsistent with this Article XVIII, this Article XVIII shall control and any conduct permitted by this Article XVIII shall not be a violation of such code or policy.”

THREE: Each amendment made by this Certificate of Formation has been effected in accordance with the provisions of the TBOC and the governing documents of the Corporation and has been approved in the manner required by the TBOC and the governing documents of the Corporation.

FOUR: The Articles of Incorporation of the Corporation are hereby superseded by the Certificate of Formation that is set forth as Exhibit A, which accurately copies the entire text thereof as amended by this Certificate of Formation. This Certificate of Formation does not contain any other change in the Articles of Incorporation, except for the information permitted to be omitted by Section 3.059(b) of the TBOC applicable to the Corporation.

[Signature Page to Follow]

5

IN WITNESS WHEREOF, and in accordance with Sections 3.059 and 3.060 of the TBOC, the undersigned has executed this Amended and Restated Certificate of Formation as of             , 2015.

By:
William L. Boeing
Vice President, General Counsel and Secretary

Signature Page to

Amended and Restated Certificate of Formation

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

EXCO RESOURCES, INC.

As Amended and Restated

Effective on

            , 2015

ARTICLE I

NAME

The name of the Corporation is EXCO Resources, Inc. The Corporation is a for-profit Corporation.

ARTICLE II

DURATION

The period of the Corporation’s duration is perpetual.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to conduct any and all lawful business for which a corporation may be organized under the Texas Business Organizations Code, as it may be amended from time to time (the “TBOC”), or any successor law that replaces the TBOC.

ARTICLE IV

CAPITALIZATION

The aggregate number of shares of capital stock that the Corporation will have authority to issue is 790,000,000 shares, which shall consist of 780,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to any limitations prescribed by the TBOC, to establish one or more series of shares of Preferred Stock from time to time by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any such series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in this Certificate of Formation.

The Board of Directors of the Corporation may increase or decrease the number of shares within each established series of the Preferred Stock through the adoption of a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, that the Board of Directors of the Corporation may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. In case the number of shares of a series of Preferred Stock shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which the series was established.

ARTICLE V

NON-CUMULATIVE VOTING

Cumulative voting is expressly prohibited.

ARTICLE VI

DENIAL OF PREEMPTIVE RIGHTS

The statutory right of any shareholder of the Corporation to exercise preemptive rights to acquire additional, unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation is hereby denied.

ARTICLE VII

REGISTERED OFFICE

The street address of the Corporation’s registered office is as follows:

1999 Bryan St., Suite 900

Dallas, Texas 75201-3136

ARTICLE VIII

REGISTERED AGENT

The name of the Corporation’s registered agent at the Corporation’s registered office is C T Corporation System.

ARTICLE IX

DIRECTORS

The names and addresses of the current directors of the Corporation are as follows:

Name	Address

Jeffrey D. Benjamin	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

B. James Ford	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Samuel A. Mitchell	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Wilbur L. Ross, Jr.	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Jeffrey S. Serota	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Robert L. Stillwell	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

ARTICLE X

BYLAWS

The power to amend or repeal the Bylaws or to adopt new Bylaws shall be vested in either the shareholders or the Board of Directors of the Corporation, subject to the shareholders providing in amending, repealing or adopting a particular Bylaw that it may not be amended or repealed by the Board of Directors of the Corporation.

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ARTICLE XI

ELECTION OF DIRECTORS

11.1 Number of Directors. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.

11.2 Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

11.3 Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

11.4 No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors, and need not be by written ballot. In the event, however, that a majority of the shareholders vote to require written ballots, written ballots shall be used.

ARTICLE XII

SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors of the Corporation and shall be called by the Secretary of the Corporation upon the written request, stating the purpose or purposes therefore, of either (i) not less than a majority of the whole Board of Directors of the Corporation or (ii) the holder or holders of shares having not less than 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions, as set forth in the proposed purpose or purposes of the meeting, were present and voted. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

ARTICLE XIII

INDEMNIFICATION

Each person who is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity, shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the TBOC, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The right to indemnification under this Article XIII shall extend to the heirs, executors, administrators and estate of any such Director or officer. The right to indemnification provided in this Article XIII (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XIII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XIII to the extent provided by applicable laws. Any amendment or repeal of this Article XIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XIV

NO MONETARY LIABILITY OF DIRECTORS TO SHAREHOLDERS

To the fullest extent permitted by the TBOC, as the same may be amended from time to time, or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as

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a Director of the Corporation. If the TBOC is hereafter amended to authorize further elimination of the liability of a corporation’s directors for or with respect to any acts or omissions in the performance of their duties as directors of a corporation, then a Director of the Corporation shall not be liable for any such acts or omissions to the fullest extent permitted by the TBOC, as so amended. Any repeal or modification of this Article XIV shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE XV

BUSINESS COMBINATION LAW

Pursuant to Section 21.607 of the TBOC, the Corporation expressly elects not to be governed by Section 21.606 of the TBOC (the Business Combination Law).

ARTICLE XVI

AMENDMENT

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Formation, and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Formation in their present form or as hereafter amended are granted subject to the right reserved in this Article XVI; provided, however, that any amendment or repeal of Article XIII or Article XIV of this Certificate of Formation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XVII

SHAREHOLDER ACTION BY WRITTEN CONSENT

Any action required by the TBOC, as amended, to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XVIII

CORPORATE OPPORTUNITIES

The Directors, their respective affiliates who are not also employees of the Corporation and any investment funds or companies that they may now own or manage or may hereafter form or acquire (collectively, the “Specified Persons”) may own, currently or in the future, equity and other interests in other entities (existing and future) that participate in the energy business or industry (“Industry Companies”) and may enter into agreements from time to time with Industry Companies. The Specified Persons may also serve as employees, partners, officers, directors, members, managers, or principals of, or advisors to, Industry Companies and, at any given time, the Specified Persons may be in direct or indirect competition with the Corporation or its subsidiaries.

The Corporation, on behalf of itself and its subsidiaries, to the maximum extent permitted by law, renounces any interest or expectancy of the Corporation and its subsidiaries in, or any interest or expectancy of the Corporation and its subsidiaries in being offered an opportunity to participate in, any business opportunities that involve any aspect of the energy business or industry that are presented to or become known to any Specified Person and waives the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation and its subsidiaries, to the Specified Persons. The Specified Persons shall have no duty or obligation to communicate or offer any such business opportunity to the Corporation or its subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder or creditor of the Corporation, including for breach of any fiduciary or other duty, by reason of the fact that such Specified Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

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Without limiting the foregoing, none of the Specified Persons shall have any obligation to refrain from (i) purchasing, selling, exploring, developing or exploiting any oil, gas or other hydrocarbon or mineral asset or any other asset relating to or used in the energy business or industry, (ii) engaging in or managing the same or similar activities or lines of business as the Corporation or its subsidiaries or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation or its subsidiaries, (iii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Industry Company or any other person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or its subsidiaries (each, a “Competing Person”), (iv) doing business with any client or customer or supplier of the Corporation or its subsidiaries, or (v) entering into any agreement to provide any services to any Competing Person or acting as an employee, partner, officer, director, member, manager, or principal of, or advisor to, any Competing Person or Industry Company, regardless (in the case of each of (i) – (v)) whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (each of the activities referred to in clauses (i)-(v), a “Specified Activity”). To the maximum extent permitted by law, the Corporation renounces on behalf of itself and its subsidiaries any interest or expectancy in any Specified Activity, or in being offered an opportunity to participate in any Specified Activity, that may be presented to or become known to any Specified Person.

Any proposed amendment to this Article XVIII shall require the approval of at least 67% of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors. Neither the amendment or repeal of this Article XVIII, nor the adoption of any provision of the Bylaws of the Corporation, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any Specified Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

If any provision or provisions of this Article XVIII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XVIII (including, without limitation, each portion of any paragraph of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XVIII (including, without limitation, each such portion of any paragraph of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect the Specified Persons from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

This Article XVIII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Specified Person under this Certificate of Formation or Bylaws of the Corporation, applicable law or contract.

If any code of conduct or other policy of the Corporation or its subsidiaries is inconsistent with this Article XVIII, this Article XVIII shall control and any conduct permitted by this Article XVIII shall not be a violation of such code or policy.

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EXHIBIT B

(Attached)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

WARRANT

COMMON STOCK

Warrant Certificate No.: [NUMBER]	Original Issue Date: March 31, 2015

FOR VALUE RECEIVED, EXCO RESOURCES, INC., a Texas corporation (the “Company”), hereby certifies that ENERGY STRATEGIC ADVISORY SERVICES LLC, a Delaware limited liability company (“ESAS”), or its registered assigns (ESAS or any such registered assigns, the “Holder”) is entitled to purchase from the Company [15,000,000] [20,000,000] [20,000,000] [25,000,000] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at a purchase price per share of $[2.75] [4.00] [7.00] [10.00] (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the Services and Investment Agreement, dated as of March 31, 2015, between the Company, the Holder and certain other parties thereto (as the same may be amended or amended and restated from time to time in accordance with its terms, the “Services Agreement”).

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Adjusted Stock Price” shall mean the Stock Price as adjusted (a) to take into account stock splits, combinations, reverse stock splits that have occurred during the Measurement Period and (b) to add the amounts of all dividends paid for each share of such stock during the Measurement Period.

“Affiliate” means, with respect to any Person, any Person that (a) directly or indirectly (through one or more subsidiaries) controls such Person, (b) is controlled directly or indirectly (through one or more subsidiaries) by such Person, (c) is under the common control, whether directly or indirectly (through one or more subsidiaries), with such Person by the same ownership or control of the parent or general partner of such Person, or (d) is the successor or surviving Person by a merger or consolidation of any such Person pursuant to applicable Law.

For purposes of this definition “control” means (i) the direct or indirect ownership of fifty percent (50%) of the outstanding voting securities or the beneficial interest of another Person or (ii) the ability to direct the management, policies or business decisions of another Person.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 4 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Announcement Date” means April 1, 2015, the date on which the transactions contemplated by the Services Agreement were announced to the public.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Dallas, Texas are authorized or obligated by law or executive order to close.

“Change in Control” means the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the Persons who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“ESAS Forfeiture Event” has the meaning given to such term in the Services Agreement.

“EXCO Forfeiture Event” has the meaning given to such term in the Services Agreement.

“Execution Date” has the meaning given to such term in the Services Agreement.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 4 hereof shall have been satisfied at or prior to 5:00 p.m., Dallas, Texas time, on a Business Day, including, without limitation, the receipt by the Company of the Notice of Exercise, the Warrant and the Aggregate Exercise Price.

“Exercise Period” is defined in Section 3 hereof.

“Fair Market Value” means, with respect to any security, as of any particular date: (a) the volume weighted average of the closing sales prices of such security for such day on all domestic securities exchanges on which such security may at the time be listed; (b) if there have been no sales of such security on any such exchange on any such day, the average of the highest bid and lowest asked prices for such security on all such exchanges at the end of such day; (c) if on any such day such security is not listed on a domestic securities exchange, the closing sales price of such security as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of such security on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for such security quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the day as of which “Fair Market Value” is being determined. If at any time such security is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of such security shall be the fair market value per share as determined in good faith jointly by the Board and the Holder.

“Incremental Fraction” is defined in Section 4(b)(iv).

“Initial Value Date” means March 31, 2015, the last Trading Day prior to the Announcement Date.

“Measurement Period” means the period commencing on and including the Announcement Date and ending on the Performance Measurement Date; provided that, with respect to any Incentive Payment (as defined in the Services Agreement), it means the one-year period ending on the applicable anniversary of the Execution Date.

“Notice of Exercise” is defined in Section 4(a)(ii).

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means March 31, 2015, the date on which the Warrant was issued by the Company pursuant to the Services Agreement.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Peer Group Member” means any Person listed on Schedule A hereto; provided, however, if during the Measurement Period:

(a) two Peer Group Members merge or otherwise combine into a single Person, the surviving Person shall remain a Peer Group Member and the non-surviving Person shall be removed from the Peer Group;

(b) a Peer Group Member merges into or otherwise combines with a Person that is not a member of the Peer Group and is not the surviving Person, such Peer Group Member shall be removed from the Peer Group; and

(c) a Peer Group Member files a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code or liquidation under Chapter 7 of the U.S. Bankruptcy Code, such Person shall remain as part of the Peer Group.

“Percentile Rank” shall be calculated as follows:

(a) The Performance Scores of the Company and all of the Peer Group Members shall be ordered from highest to lowest (for the avoidance of doubt the highest shall be the largest positive amount and the lowest shall be the largest negative amount).

(b) The Percentile Rank shall then be calculated based on the following formula:

“Performance Measurement Date” shall mean the fourth (4th) anniversary of the Execution Date.

“Performance Score” shall be calculated, with respect to any Person, based on the following formula:

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Securities Act” is defined in Section 11 hereof.

“Stock Price” means, with respect to any Person, the Fair Market Value of the common stock of such Person or, if no common stock exists for such Person, the security of such Person that would be most similar to common stock of a corporation.

“Termination Date” has the meaning given to such term in the Services Agreement.

“Trading Day” means any Business Day on which any domestic securities exchange on which the Common Stock is listed is open for trading or on which the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association is open for quoting and trading, as applicable.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

2. Vesting and Exercisability of Warrant Shares.

(a) The Warrant Shares shall vest and become exercisable only in accordance with the provisions of this Section 2.

(b) Subject to the terms and conditions hereof, none of the Warrant Shares shall be exercisable prior to the Performance Measurement Date, and the Warrant Shares shall be exercisable on or after the Performance Measurement Date only as follows:

(i) If the Company’s Percentile Rank is less than 50 on the Performance Measurement Date, none of the Warrant Shares shall be exercisable, and all of the Warrant Shares shall be immediately cancelled and forfeited.

(ii) If the Company’s Percentile Rank is greater than or equal to 50 and less than 75 on the Performance Measurement Date, then the number of Warrant Shares that shall become exercisable on the Performance Measurement Date will be calculated based on the following formula:

The remainder of the Warrant Shares shall be immediately cancelled and forfeited.

(iii) If the Company’s Percentile Rank is greater than or equal to 75 on the Performance Measurement Date, all of the Warrant Shares shall become exercisable on the Performance Measurement Date.

Notwithstanding the foregoing: (A) if the Company terminates the Services Agreement other than for ESAS Forfeiture Event, or ESAS (or its permitted successors or assigns) terminates the Services Agreement for EXCO Forfeiture Event, in each case, prior to the fourth (4th) anniversary of the Execution Date, all of the Warrant Shares shall fully vest and become exercisable on the Termination Date and (B) if the Company terminates the Services Agreement for ESAS Forfeiture Event, or ESAS terminates the Services Agreement for any reason other than EXCO Forfeiture Event, in each case, prior to the fourth (4th) anniversary of the Execution Date, all of the Warrant Shares shall be immediately cancelled and forfeited.

3. Term of Warrant. Subject to the terms and conditions hereof, this Warrant may be exercised at any time or from time to time after the earlier of the Termination Date (solely in connection with a termination in accordance with clause (A) in the immediately preceding paragraph) or the fourth (4th) anniversary of the Execution Date and prior to 5:00 p.m., Dallas, Texas time, on [the thirtieth (30th) day after the fourth (4th) anniversary] [fifth (5th) anniversary] [sixth (6th) anniversary] [sixth (6th) anniversary] of the Execution Date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”). Notwithstanding anything to the contrary herein, (a) if the Closing (as defined in the Services Agreement) does not occur, then this Warrant shall automatically terminate and shall become void and of no force or effect upon the termination of the Services Agreement in accordance with its terms and (b) this Warrant shall not be exercisable unless and until the Required Shareholder Approval has been obtained.

4. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the vested and unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with a Notice of Exercise in the form attached hereto as Exhibit A (each, a “Notice of Exercise”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 4(b) hereof.

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Notice of Exercise, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(iii) by surrendering to the Company Common Stock, including Warrant Shares previously acquired by the Holder, with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; provided, that such payment will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (in each case, with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, contract or other arrangement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or

(iv) any combination of the foregoing.

In the event of any withholding of Warrant Shares or Common Stock pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share (the fractional amount that is needed to round up to the whole share, “Incremental Fraction”), and the Company shall make a cash payment to the

Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) in an amount equal to the product of (x) such Incremental Fraction multiplied by (y) the Fair Market Value per share of Common Stock as of the Exercise Date.

(c) Delivery of Stock Certificates. Upon receipt by the Company of the Notice of Exercise, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 4(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 4(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Notice of Exercise and shall be registered in the name of the Holder or, subject to compliance with Section 6 hereof, such Person’s name as shall be designated in the Notice of Exercise. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 4(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued;

(ii) all Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any shareholder of the Company;

(iii) the Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance); and

(iv) the Company shall use its commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

5. Adjustment Exercise Price and to Number of Warrant Shares. The number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 5 (in each case, after taking into consideration any prior adjustments pursuant to this Section 5).

(a) Dividends, Subdivision and Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, Options, Convertible Securities or cash or other property or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 5(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 5(a) hereof), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 5 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 5(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 5(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 hereof instead of giving effect to the provisions contained in this Section 5(b) with respect to this Warrant.

(c) Certain Events. If any event of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 5; provided, that no such adjustment pursuant to this Section 5(c) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 5.

(d) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than fifteen (15) days thereafter, the Company shall furnish the Holder with notice setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(e) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(ii) of any Change in Control;

(iii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least fifteen (15) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, or other right or action, and a description of such dividend, distribution or other right or action to be taken or (B) the effective date on which such Change in Control, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place and a brief description of such event, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

6. Transfer of Warrant. Prior to all of the Warrant Shares becoming exercisable or being cancelled and forfeited in accordance with Section 2(b) hereof, this Warrant and all rights hereunder shall not be assignable or transferable, in whole or in part; provided, however, the Holder may assign or transfer this Warrant and all rights hereunder, in whole or in part, to any Affiliate of the Holder, upon written request by the Holder, and written consent of the Company, such consent not to be unreasonably withheld. After all of the Warrant Shares have become exercisable or have been cancelled and forfeited in accordance with Section 2(b) hereof, this Warrant and all rights hereunder shall be assignable or transferable, in whole or in part. Holder shall not effect any such assignment or transfer pursuant to this Section 6 unless (i) such assignment or transfer complies with all federal and state securities laws and all assignment or transfer conditions referred to in the legend endorsed hereon and (ii) Holder surrenders this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B in connection with the making of such transfer. Upon such compliance, consent, surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of such Person or Persons and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled. Any attempt to assign or transfer this Warrant or any rights hereunder contrary to the provisions of this Section 6 shall be null and void.

7. Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

8. Replacement and Division.

(a) Replacement on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

9. No Impairment. The Company shall not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant.

10. Compliance with the Securities Act. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

11. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

12. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt or mailed by certified mail, postage prepaid and return receipt requested, or by facsimile or e-mail of a .pdf, as follows: (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	EXCO Resources, Inc. 12377 Merit Drive Suite 1700 Dallas, Texas 75251 Attention: William L. Boeing Telephone: (214) 368-2084 Facsimile: (214) 706-3409 E-mail: lboeing@excoresources.com with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036-6745

Attention: Steven M. Pesner, Esq.

Telephone: (212) 872-1070

Facsimile: (212) 872-1002

E-mail: spesner@akingump.com

If to the Holder:

Energy Strategic Advisory Services LLC

200 Crescent Court, Suite 200

Dallas, Texas 75201

Attention: Jonathan Siegler, Executive Vice President, CFO

Telephone: (469) 398-2205

Facsimile: (682) 626-1335

E-mail: jasiegler@bluescapegroup.com

with a copy to:	Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 Attn: Bryan E. Loocke Telephone: (713) 221-1522 Facsimile: (713) 437-5355 E-mail: bryan.loocke@bgllp.com

Notice given by personal delivery or courier shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the fifth Business Day following deposit with the U.S. Post Office. Notice given by email shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. In the event party provides notice by email, then, no later than two (2) Business Days following such email notice, the notifying party shall deliver a hard copy of such notice to each other party by personal delivery or courier or by mail. If a date specified herein for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

13. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

14. Entire Agreement. This Warrant, together with the Services Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Services Agreement, the statements in the body of this Warrant shall control.

15. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

16. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

17. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

18. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

19. Severability. It is the intent of the parties that the provisions contained in this Warrant shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of Law, such holding shall not affect the other portions of this Warrant, and such portions that are not invalid shall be given effect without the invalid portion.

20. Governing Law. This Warrant and the documents delivered pursuant hereto and the legal relations between the parties shall be governed by, construed and enforced in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

21. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Texas in each case located in the city of Dallas and County of Dallas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

22. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Warrant and any enforcement hereof.

23. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

24. Purchase Restrictions. Prior to the Performance Measurement Date, the holder of this Warrant shall comply with the restrictions applicable to, and obligations of, ESAS set forth in Section 5.24 of the Services Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

EXCO RESOURCES, INC.

By:
Name:
Title:

EXCO Resources, Inc.

Signature Page to Warrant – Tranche [    ]

Accepted and agreed,

ENERGY STRATEGIC ADVISORY SERVICES LLC

By:
Name:
Title:

EXCO Resources, Inc.

Signature Page to Warrant – Tranche [    ]

SCHEDULE A

Peer Group Members

Swift Energy Company

Jones Energy, Inc.

Halcón Resources Corporation

Comstock Resources, Inc.

SandRidge Energy, Inc.

Goodrich Petroleum Corporation

Rex Energy Corporation

PetroQuest Energy, Inc.

Oasis Petroleum Inc.

Rosetta Resources Inc.

Magnum Hunter Resources Corporation

EP Energy Corp.

Bill Barrett Corporation

Northern Oil & Gas, Inc.

Ultra Petroleum Corp.

Chesapeake Energy Corporation

WPX Energy, Inc.

Schedule A

EXHIBIT A

NOTICE OF EXERCISE

In accordance with and subject to the terms and conditions hereof and of the attached Warrant (the “Warrant”), the undersigned holder (the “Holder”) hereby irrevocably elects to exercise the right to purchase shares of Common Stock of EXCO Resources, Inc., a Texas corporation (the “Company”), evidenced by the Warrant. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Warrant.

Payment of Exercise Price. Pursuant to Section 4(b) of the Warrant, the Holder represents that such Holder has tendered the Exercise Price for each of the Warrants evidenced hereby being exercised in the aggregate amount of $            in the indicated combination of:

☐	CERTIFIED BANK CHECK payable to the order of the Company ($ ).

☐	OFFICIAL BANK CHECK payable to the order of the Company ($ ).

☐	WIRE TRANSFER in immediately available funds to the account designated by the Company for such purpose ($ ).

☐	WITHHELD WARRANT SHARES otherwise issuable upon exercise of this Warrant, pursuant to the cashless exercise procedure set forth in Section 4(b)(ii) of the Warrant ($ ).

☐	COMMON STOCK, pursuant to the cashless exercise procedure set forth in Section 4(b)(iii) of the Warrant ($ ).

Amount of Warrant Shares. In accordance with Sections 2 and 4 of the Warrant, the number of shares to be so issued is [NUMBER OF SHARES TO BE ISSUED TO HOLDER].

Delivery of Warrant Shares. Pursuant to Section 4(c) of the Warrant, the Company shall deliver the shares to be issued in the name of the Holder to the following address:

[NAME]

[ADDRESS TO WHICH SHARES TO BE SENT]

The Holder requests, if applicable, that a new Warrant certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the Holder in accordance with Section 4(e) of the Warrant.

Date: [            ], 20[    ]

[                                         ]

EXHIBIT B

FORM OF ASSIGNMENT

For value received and subject to the terms set forth in Section 6 of the Warrant,                                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.         ) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

[ ]

Name:
Title:

Signature Guaranteed:

By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

ACKNOWLEDGED AND ACCEPTED:

EXCO RESOURCES, INC.

Name:
Title:

EXHIBIT C

(Attached)

REGISTRATION RIGHTS AGREEMENT

by and among

EXCO Resources, Inc.

and

THE HOLDERS SPECIFIED

ON THE SIGNATURE PAGES HEREOF

Dated as of             , 2015

This Registration Rights Agreement (the “Agreement”), dated as of April 21, 2015, by and among EXCO Resources, Inc., a Texas corporation (the “Company”), and the holders specified on the signature pages hereof (the “Initial Holders”) is entered into pursuant to that certain Services and Investment Agreement by and among the Company and Energy Strategic Advisory Services LLC dated as of March 31, 2015 (the “Services and Investment Agreement”).

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“2005 Registration Rights Agreement” shall mean the First Amended and Restated Registration Rights Agreement originally dated as of October 3, 2005, as amended and restated as of December 30, 2005 among the Company and the investors named therein.

“Additional Filing Date” shall have the meaning set forth in Section 2.1(d).

“Additional Registration Statement” shall have the meaning set forth in Section 2.1(d).

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and with respect to any individual, shall mean his or her spouse, sibling, child, step child, grandchild, niece, nephew or parent of such Person, or the spouse thereof. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

“Articles of Incorporation” shall mean the Third Amended and Restated Articles of Incorporation (as the same may be amended or restated) of the Company, as filed with the Secretary of State of the State of Texas.

“Blackout Notice” shall have the meaning set forth in Section 2.7.

“Blackout Period” shall have the meaning set forth in Section 2.7.

“Common Shares” shall mean shares of common stock, par value $0.001 per share, of the Company.

“Company” shall have the meaning set forth in the preamble.

“Demand Registration” shall mean a resale registration required to be effected by the Company pursuant to Section 2.2.

“Demand Registration Statement” shall mean a registration statement of the Company which covers the resale of the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Excluded Securities” shall have the meaning set forth in Section 2.1(d).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Holders” shall mean each of the Initial Holders for so long as it owns any Registrable Securities and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Initial Holder (or any subsequent Holder), for so long as such heirs, successors and permitted assigns own any Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds Registrable Securities, an option or warrant to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. Registrable Securities issuable upon exercise of an option or warrant or upon conversion, exchange or exercise of another security shall be deemed outstanding for the purposes of this Agreement.

“Holders’ Counsel” shall mean one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration or a Resale Registration, by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) in all other cases, by the Majority Holders of the Registration.

“Incidental Registration” shall have the meaning set forth in Section 2.3(a).

“Incidental Registration Statement” shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.3 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Initial Holders” shall have the meaning set forth in the preamble.

“Initial Holder Warrants” shall mean the warrants to purchase Common Shares issued to the Initial Holders or any Affiliate thereof pursuant to the Services and Investment Agreement.

“Initial Shares” shall mean the 5,882,353 Common Shares issued to the Initial Holders for an aggregate purchase price of $10 million pursuant to Section 2.2 of the Services and Investment Agreement.

“Initiating Holders” shall mean, with respect to a particular registration, the Holders who initiated the Request for such registration.

“Inspectors” shall have the meaning set forth in Section 4.1(g).

“Majority Holders” shall mean one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities then outstanding.

“Majority Holders of the Registration” shall mean, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

“Pari Passu Holders” shall mean any “Holder” (as defined in the 2005 Registration Rights Agreement) having incidental registration rights pursuant to Section 2.3 of the 2005 Registration Rights Agreement.

“Pari Passu Securities” shall mean any “Registrable Securities” (as defined in the 2005 Registration Rights Agreement) held by the Pari Passu Holders.

“Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Registrable Securities” shall mean (i) any Initial Holder Warrants at any time after the closing of the Services and Investment Agreement, (ii) any Common Shares issuable upon the exercise of the Initial Holder Warrants at any time after the closing of the Services and Investment Agreement, (iii) the Initial Shares issued to the Initial Holders or any Affiliate thereof pursuant to the Services and Investment Agreement, (iv) any Common Shares otherwise or hereafter purchased or acquired by the Initial Holders or any Affiliate thereof, and (v) any Common Shares of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clauses (i) through (iv) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred and a new certificate or other evidence of ownership for them that does not bear the legend restricting further transfer has been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, FINRA and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of Holders’ Counsel, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 2.3 or Section 2.7 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

“Registration Statement” shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Remaining Investment” shall have the meaning ascribed to such term in the Services and Investment Agreement.

“Resale Registration” shall have the meaning set forth in Sections 2.1(a), (b) and (c).

“Request” shall have the meaning set forth in Section 2.2(a).

“SEC” shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

“SEC Guidance” means (i) any written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Services and Investment Agreement” shall have the meaning set forth in the preamble.

“Underwriters” shall mean the underwriters, if any, of the offering being registered under the Securities Act.

“Underwritten Offering” shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

2.	REGISTRATION UNDER THE SECURITIES ACT.

2.1.	Resale Registration.

(a) The Company shall by April 21, 2015 use its best efforts to prepare and file a Registration Statement with the SEC pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into a Form S-3 promptly after Form S-3 becomes available to the Company) covering resales by the Initial Holders as selling shareholders (not underwriters) of all of the Initial Shares (a “Resale Registration”). The Company shall use its best efforts to have such Registration Statement declared effective by the SEC by June 30, 2015 or sooner, if practicable, and to keep such Registration Statement continuously effective through the date on which all of the Registrable Securities covered by such Resale Registration are no longer Registrable Securities. The Company shall, on the business day following the effective date of the Registration Statement, file a final Prospectus with the SEC as required by Rule 424 under the Securities Act.

The registration rights granted pursuant to the provisions of this Section 2.1(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

(b) The Company shall by 20 calendar days after the closing of the Services and Investment Agreement use its best efforts to prepare and file a Registration Statement with the SEC pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into a Form S-3 promptly after Form S-3 becomes available to the Company) covering resales by the Holders as selling shareholders (not underwriters) of all of the Initial Holder Warrants and the underlying Common Shares issuable upon exercise thereof (a “Resale Registration”). The Company shall use its best efforts to have such Registration Statement declared effective by the SEC by 90 calendar days after the closing of the Services and Investment Agreement or sooner, if practicable, and to keep such Registration Statement continuously effective through the date on which all of the Registrable Securities covered by such Resale Registration are no longer Registrable Securities. The Company shall, on the business day following the effective date of the Registration Statement, file a final Prospectus with the SEC as required by Rule 424 under the Securities Act.

The registration rights granted pursuant to the provisions of this Section 2.1(b) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

(c) The Company shall from time to time and by the date that is 20 calendar days after receiving a request by any Initial Holder or any of its Affiliates (and any such Person who is not a Holder may become a “Holder” hereunder by executing a Joinder Agreement) use its best efforts to prepare and file a Registration Statement with the SEC pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into a Form S-3 promptly after Form S-3 becomes available to the Company) covering resales by the Holders as selling shareholders (not underwriters) of all of the Common Shares purchased prior to the deadline for making the Remaining Investment in Section 5.20 of the Services and Investment Agreement and not previously registered pursuant to this Section 2.1(c) (a “Resale Registration”); provided, that (i) there shall not be more than one such request during each of the Company’s fiscal quarterly periods and (ii) the Registrable Securities to be registered must include at least 1,000,000 Common Shares, or, in the aggregate, have an anticipated offering price of more than $5,000,000, calculated in accordance with Rule 457(c) under the Securities Act on the business day preceding such request. The Company shall use its best efforts to have such Registration Statement declared effective by the SEC by the date that is 90 calendar days after receiving such request or sooner, if practicable, and to keep such Registration Statement continuously effective through the date on which all of the Registrable Securities covered by such Resale Registration are no longer Registrable Securities. The Company shall, on the business day following the effective date of the Registration Statement, file a final Prospectus with the SEC as required by Rule 424 under the Securities Act.

The registration rights granted pursuant to the provisions of this Section 2.1(c) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required under this Agreement to file, amend or request acceleration of a Registration Statement for any offering that pursuant to SEC Guidance would be deemed to constitute a primary offering of securities by the Company. In the event that, as a result of the operation of the preceding sentence, the Company cannot include all of the Registrable Securities in the Registration Statement, then the Company shall include in the Registration Statement the maximum number of Registrable Securities that can be included therein without causing the Registration Statement to be deemed to register a primary offering by the Company, with the number of Registrable Securities included in the Registration Statement allocated first pro rata among the Holders who are not Affiliates of the Company up to the maximum number of Registrable Securities held by such Holders, and second pro rata among the Holders who are Affiliates of the Company; provided, however, that Registrable Securities of non-Affiliates of the Company may be reduced non-pro rata or excluded from a Registration Statement if SEC Guidance identifies those Holders as participating in an indirect primary offering of securities. With respect to any Registrable Securities that are not included in the Registration Statement, other than Registrable Securities held by any Affiliates of the Company (the “Excluded Securities”), the Company shall include the Excluded Securities in a subsequently filed second Registration Statement (the “Additional Registration Statement”) that is filed on the earliest possible date on which Excluded Securities can be included in the Additional Registration Statement without the Additional Registration Statement being deemed to register a primary offering of securities by the Company; provided that such Additional Registration Statement shall be filed no later than six months from the date the initial Registration Statement is declared effective by the SEC (the “Additional Filing Date”), and provided, further, if the Company is advised by the SEC that the inclusion of all Excluded Securities in the Additional Registration Statement would cause the Additional Registration Statement to be deemed a registration of a primary offering by the Company, then such Additional Registration Statement shall include only the maximum number of Excluded Securities that could be included in such Registration Statement without it being deemed to be a registration for a primary offering by the Company, and a further Additional Registration Statement shall be filed as provided for in this Section 2.1(d) for the balance of the Excluded Securities, except that the Additional Filing Date shall be no later than six months from the date the SEC declares the immediately preceding Additional Registration Statement effective.

2.2.	Demand Registration.

(a) In addition to the rights provided in Section 2.1, the Majority Holders shall have the right to request in writing that the Company register all or part of such Holders’ Registrable Securities that are not then registered by an effective Registration Statement (a “Request”) (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof) by filing a Registration Statement with the SEC pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into a Form S-3 promptly after Form S-3 becomes available to the Company) covering resales by the Holders as selling shareholders (not underwriters) of all or such portion of the Registrable Securities (a “Demand Registration”); provided, however, that (A) if the Company is not eligible to register the Registrable Securities on Form S-3 under the Securities Act, the Company shall be obligated to register the Registrable Securities upon such election only if the Registrable Securities to be registered, in the aggregate, constitute 10% or more of the then-outstanding Registrable Securities that are not registered under an effective Registration Statement, and (B) if the Company is eligible to register the Registrable Securities on Form S-3 under the Securities Act, the Company shall be obligated to register the Registrable Securities upon such election; provided, that (i) there shall not be more than one such request during each of the Company’s fiscal quarterly periods and (ii) the Registrable Securities to be registered must include at least 1,000,000 Common Shares, or, in the aggregate, have an anticipated offering price, net of underwriting discounts and commissions, of more than $5,000,000, calculated in accordance with Rule 457(c) under the Securities Act on the business day preceding such Request.

(b) As promptly as practicable, but no later than 10 days after receipt of a Request, the Company shall give written notice of such requested registration to all Holders of Registrable Securities and Pari Passu Holders of Pari Passu Securities. Subject to Section 2.2(c), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities and Pari Passu Securities intended to be disposed of by any other Holder or Pari Passu Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within 20 days after the receipt of such written notice from the Company. The Company shall, as expeditiously as possible following a Request, use its best efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities and the Pari Passu Securities which the Company has been so requested to register by all such Holders and Pari Passu Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests if so requested. The Company shall use its best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in Section 4.1(b).

The registration rights granted pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

(c) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Majority Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated pro rata in proportion to the number of Registrable Securities and Pari Passu Securities requested to be included in such Demand Registration by each of the Holders and Pari Passu Holders. In the event the Company shall not, by virtue of this Section 2.2(c), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders and Pari Passu Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities or Pari Passu Securities to be included in such Demand Registration.

(d) Underwriting; Selection of Underwriters. If the Initiating Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holders may require that all Persons (including other Holders and Pari Passu Holders) participating in such registration sell their Registrable Securities or Pari Passu Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Request involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, subject to the approval of the Company (such approval not to be unreasonably withheld).

(e) Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities or Pari Passu Securities shall be covered by such registration unless the Majority Holders of the Registration shall have consented in writing to the inclusion of such other securities.

2.3.	Incidental Registration.

(a) Right to Include Registrable Securities. Subject to the permissibility of registering additional Registrable Securities pursuant to SEC Guidance, if at any time there is not an effective Registration Statement covering all of the Registrable Securities and if the Company shall determine to register Common Shares under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Sections 2.1 and 2.2) and files (i) a shelf registration statement or (ii) a registration statement, other than a shelf registration statement, or proposes to do a take down off of an effective shelf registration statement, whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 15 days prior to the filing of such registration statement or 5 days prior to the filing of any preliminary prospectus supplement pursuant to Rule 424(b), or the prospectus supplement pursuant to Rule 424(b) (if no preliminary prospectus supplement is used)) to all Holders of Registrable Securities of its intention to undertake such registration or offering, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 2.3 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.3(b), upon the written request of any Holder made within ten days in the case of a registration statement, or three days in the case of a prospectus supplement or preliminary prospectus supplement, after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an “Incidental Registration”), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4; provided, however, that other than in connection with an Incidental Registration involving an Underwritten Offering, the Company shall not be required to register any Registrable Securities pursuant to this Section 2.3(a) that are the subject of a then effective Registration Statement. If the Holders of any Registrable Securities that are the subject of a then effective Registration Statement have requested to participate in an Incidental Registration involving an Underwritten Offering pursuant to this Section 2.3(a), the Company may in its option effect the registration of such Registrable Securities and the participation of such Holders in the Underwritten Offering by any means allowable under the Securities Act, including the use of a prospectus pursuant to Rule 429. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in an Incidental Registration may, at any time up to and including the time of pricing of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

If at any time after giving written notice of its intention to register any securities and up to and including the time of pricing of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under Section 2.3 and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.3 which the Company is obligated to effect.

The registration rights granted pursuant to the provisions of this Section 2.3 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

(b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Holders and any Pari Passu Securities requested to be included in such registration on a pari passu basis, allocated pro rata among such Holders and Pari Passu Holders requesting such registration, in proportion to the number of Registrable Securities and Pari Passu Securities requested to be included in such registration by each of them, and (C), third, other securities of the Company to be registered on behalf of any other Person, (ii) in the case of a registration initiated by a Pari Passu Holder, (A) first, the Registrable Securities requested to be included in such registration by the Holders and any Pari Passu Securities requested to be included in such registration on a pari passu basis, allocated pro rata among such Holders and Pari Passu Holders requesting such registration, in proportion to the number of Registrable Securities and Pari Passu Securities requested to be included in such registration by each of them, (B) second, the securities that the Company proposes to register for its own account and (iii) in the case of a registration initiated by a Person other than the Company or a Pari Passu Holder, (A) first, the securities of such Persons, (B) second, the Registrable Securities requested to be included in such registration by the Holders and any Pari Passu Securities requested to be included in such registration on a pari passu basis, allocated pro rata among such Holders and Pari Passu Holders requesting such registration, in proportion to the number of Registrable Securities and Pari Passu Securities requested to be included in such registration by each of them, and (C) third, the securities that the Company proposes to register for its own account, provided, however, that in the event the Company will not, by virtue of this Section 2.3(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

2.4.	Expenses.

The Company shall pay all Registration Expenses in connection with any Demand Registration, Incidental Registration or Resale Registration, whether or not such registration shall become effective.

2.5.	Underwritten Offerings.

(a) Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration or a Resale Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Majority Holders of the Registration and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.

(b) Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders’ option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition.

(c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

2.6.	Conversions; Exercises.

Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants, other than the Initial Holder Warrants, to be included in any registration pursuant to Section 2 hereof, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

2.7.	Postponements.

The Company shall be entitled to postpone a Resale Registration and a Demand Registration and to require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a shelf registration statement during any Blackout Period (as defined below) (i) if the board of directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company, or (ii) if the Company is in possession of material information which the board of directors of the Company determines in good faith it is not in the best interests of the Company to disclose in a registration statement at such time; provided, however, that the Company may only delay a Resale Registration or Demand Registration pursuant to this Section 2.7 by delivery of a Blackout Notice (as defined below) and may delay a Resale Registration or a Demand Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a shelf registration statement only for a reasonable period of time not to exceed 90 days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the “Blackout Period”). The Blackout Period is in addition to any normal quarterly blackouts that may apply to directors and officers of the Company pursuant to the Company’s insider trading policy, then in effect. There shall not be more than one Blackout Period in any 12 month period. The Company shall promptly notify the Holders in writing (a “Blackout Notice”) of any decision to postpone a Demand Registration or a Resale Registration or to discontinue sales of Registrable Securities covered by a shelf registration statement pursuant to this Section 2.7 and shall include a general statement of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration or a Resale Registration may be effected or sales of Registrable Securities covered by a shelf registration statement may resume. In making any such determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the Company’s sole responsibility. Each Holder shall treat all notices received from the Company pursuant to this Section 2.7 constituting material inside information in the strictest confidence and shall not trade on or disseminate such information. If the Company shall postpone the filing of a Demand Registration Statement or a Resale Registration Statement, the Majority Holders of the Registration shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 30 days after receipt of the Blackout Notice.

3.	HOLDBACK ARRANGEMENTS.

3.1.	Restrictions on Sale by Holders of Registrable Securities.

Each Holder of Registrable Securities agrees, by acquisition of such Registrable Securities, if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities (other than in connection with a Resale Registration), not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 (or any successor provision having similar effect) under the Securities Act of any Registrable Securities or any other equity security of the Company (or any security convertible into or exchangeable or exercisable for any equity security of the Company) (except as part of such underwritten registration), during the five business days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days beginning on the effective date of the applicable Registration Statement, unless the sole or lead managing Underwriter in such Underwritten Offering otherwise agrees; provided, however, that to the extent the Company or the sole lead managing Underwriter releases any other Person from the foregoing or equivalent restrictions in whole or in part it shall, on the same day, notify the Holders of such release and such parties shall automatically be released to the same extent: provided, further, this holdback restriction shall apply only to those Holders of Registrable Securities who have elected to sell Registrable Securities they hold in an Underwritten Offering in respect of which a holdback is requested by the managing Underwriter.

3.2.	Restrictions on Sale by the Company and Others.

The Company agrees that if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities (other than in connection with a Resale Registration), not to make any short sale of, loan, grant any option for the purchase of or effect any public or private sale or distribution of any of the Company’s equity securities (or any security convertible into or exchangeable or exercisable for any of the Company’s equity securities) during the five business days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), unless the sole or lead managing Underwriter in such Underwritten Offering otherwise agrees. The Company will use its reasonable best efforts to cause each director and officer of the Company and each holder of 5% or more of the equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company to so agree.

4.	REGISTRATION PROCEDURES.

4.1.	Obligations of the Company.

Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as possible:

(a) prepare and file with the SEC the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Sections 2.3 or 2.7, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders’ Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Holders’ Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder’s Counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(c) furnish, without charge, to each selling Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

(d) prior to any public offering of Registrable Securities, use its best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(e) use its best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

(f) promptly notify Holders’ Counsel, each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects, and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 4.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(g) make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the “Records”) as shall be necessary, in the opinion of such Holders’ and such Underwriters’ respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, provided that such parties agree to keep such information confidential, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

(h) if requested by the Majority Holders of the Registration in connection with an Underwritten Offering, obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case dated the the date of the closing under the underwriting agreement, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter and to the Majority Holders of the Registration, and furnish to each Holder participating in the offering and to each Underwriter a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the “cold comfort” letter);

(i) provide a CUSIP number for all Initial Holder Warrants and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

(j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company’s calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) if so requested by the Majority Holders of the Registration, use its best efforts to cause all such Common Shares that are Registrable Securities to be listed on each national securities exchange on which the Company’s Common Shares are then listed;

(l) keep each selling Holder of Registrable Securities advised in writing as to the initiation and progress of any registration under Section 2 hereunder;

(m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers’ certificates and other customary closing documents;

(n) cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

(o) if so requested, furnish to each Holder participating in the offering and the sole or lead managing Underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

(p) cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

(q) if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

(r) use its best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

4.2.	Seller Information.

The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration. Each Holder further agrees that it shall not be entitled to be named as a selling security holder in a Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has furnished such information to the Company. Each Holder acknowledges and agrees that the information provided to the Company will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

If any Registration Statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

4.3.	Notice to Discontinue.

Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through (vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such

Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

5.	INDEMNIFICATION; CONTRIBUTION.

5.1.	Indemnification by the Company.

The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively, “Agents”) and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein, (ii) the failure of a Holder to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, or (iii) the failure of a Holder otherwise to comply with this Agreement. The Company shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter.

5.2.	Indemnification by Holders.

Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company or any such Underwriter (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was based upon (i) and made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein, (ii) the failure of a Holder to deliver at or prior to the written confirmation of sale, the most recent prospectus, as amended or supplemented, or (iii) the failure of a Holder otherwise to comply with this Agreement; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter.

5.3.	Conduct of Indemnification Proceedings.

Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

5.4.	Contribution.

If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.5.	Other Indemnification.

Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

5.6.	Indemnification Payments.

The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

6.	GENERAL.

6.1.	Registration Rights to Others.

If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with any of the rights provided in this Agreement to the Holders.

6.2.	Availability of Information; Rule 144; Other Exemptions

The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

6.3.	Amendments and Waivers.

The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Majority Holders, provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Holders of Registrable Securities; and provided, further, that to the extent any Holder would be disproportionately adversely affected by such amendment or waiver, then such Holder’s consent shall also be required. Nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the adverse effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

6.4.	Notices.

All notices and other communications provided for or permitted hereunder shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

(i)	If to the Company, to:

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700 Dallas, Texas 75251
Attention: Telephone: Facsimile:	General Counsel (214) 368-2084 (214) 706-3409

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036-6745

Attention:   Steven M. Pesner

Telephone: (212) 872-1070

Facsimile:  (212) 872-1002

(ii)	if to a Holder, at the most current address shown for such Holder in the records of the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy or facsimile, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

6.5.	Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Holder may assign to any transferee of its Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). If the Company shall so request, any heir, successor or assign (including any transferee) shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. For purposes of this Agreement, “successor” for any entity other than a natural person shall mean a successor to such entity as a result of such entity’s merger, consolidation, sale of substantially all of its assets, or similar transaction. Notwithstanding any contrary provision herein, the Company may consent to and permit, without any further action of the Initial Holders, any Person who subsequently acquires Common Shares and/or Initial Holder Warrants to become a “Holder” hereunder by executing a Joinder Agreement, in substantially the form attached hereto as Exhibit A.

6.6.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument. Facsimile, .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

6.7.	Descriptive Headings, Etc.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.

6.8.	Severability.

In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

6.9.	Governing Law.

This Agreement will be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Texas, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Texas to be applied. In furtherance of the foregoing, the internal law of the State of Texas will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

6.10.	Remedies; Specific Performance.

The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative. The failure to file a Resale Registration Statement within the time periods specified in Section 2.1 or a Demand Registration Statement within 120 days of a Request under Section 2.2 shall and each shall constitute, in the absence of an injunction or a Blackout Period having been imposed or a withdrawn Request, a breach thereof entitling the Holders to remedies hereunder.

6.11.	Entire Agreement.

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

6.12.	Nominees for Beneficial Owners.

In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

6.13.	Consent to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any Texas state court sitting in Dallas county or federal court of the United States of America sitting in Dallas county, and any appellate court presiding thereover, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Texas state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder in any State or federal court sitting in Dallas county. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The parties hereto further agree that the notice of any process required by any such court in the manner set forth in Section 6.3 shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

6.14.	Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.15.	No Inconsistent Agreements.

The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

6.16.	Construction.

The Company and the Initial Holders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Holders.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

EXCO Resources, Inc.

By:
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

Signature Page to Registration Rights Agreement

INITIAL HOLDERS:

Energy Strategic Advisory Services LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Exhibit A

JOINDER AGREEMENT

TO

REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement to Registration Rights Agreement is made and entered into as of             , 201     (the “Agreement”) by and between EXCO Resources, Inc., a Texas corporation (the “Company”), and the person listed on the signature page hereto under the heading “Holder” (such person being referred to as the “Holder”).

WHEREAS, to provide for certain registration rights with respect to the Company’s common stock and warrants, the Company and the Initial Holders specified on the signature pages thereto have executed that certain Registration Rights Agreement dated as of April 21, 2015 (the “Registration Rights Agreement”); and

WHEREAS, Holder desires to become a party to the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing, the delivery to and receipt by Holder of Common Shares and/or Initial Holder Warrants, the covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Holder hereby agrees as follows:

1. Holder hereby executes this Agreement for the purpose of becoming a “Holder” under the Registration Rights Agreement. Holder hereby assumes all of the duties, obligations and liabilities of a “Holder” under the Registration Rights Agreement and shall be designated as a “Holder” thereunder.

2. Holder shall be deemed a “Holder” for all purposes under the Registration Rights Agreement, and shall be subject to and shall benefit from all of the rights and obligations of a “Holder” thereunder. All references in the Registration Rights Agreement to “Holder” shall mean and be a reference to Holder. The Registration Rights Agreement is hereby amended by deeming the signature of Holder hereto as a signature to the Registration Rights Agreement.

3. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law.

* * * * *

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date above first written.

EXCO Resources, Inc.

By:
Name:
Title:

HOLDER

[Name]

Joinder Agreement to Registration Rights Agreement

EXHIBIT D

(Attached)

[Letterhead of EXCO]

                , 2015

Energy Strategic Advisory Services LLC

200 Crescent Court, Suite 200

Dallas, Texas 75201

Attention: Jonathan Siegler, Executive Vice President, CFO

Re:	Nomination of Designee to the Board of Directors of EXCO

Ladies and Gentlemen:

Reference is made to that certain Services and Investment Agreement, dated as of March 31, 2015, by and among Energy Strategic Advisory Services LLC, a Delaware limited liability company (“ESAS”), and EXCO Resources, Inc., a Texas corporation (“EXCO”) (the “Services and Investment Agreement” as the same may be amended or amended and restated from time to time in accordance with its terms). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Services and Investment Agreement.

This is the letter referred to in Section 5.19 of the Services and Investment Agreement. So long as (i) no order from a Governmental Authority is outstanding to the contrary, and (ii) ESAS is not in breach of Sections 5.18, 5.19 or 5.20 of the Services and Investment Agreement, ESAS shall have the right to nominate for election to the Board of Directors of EXCO (the “Board”) one (1) director (the “ESAS Nominee”); provided that (a) until the earlier to occur of (i) the fourth anniversary of the Closing and (ii) the death or incapacity of C. John Wilder (“Mr. Wilder”), ESAS’s nominee shall be Mr. Wilder and ESAS shall cause Mr. Wilder (A) to agree to be nominated for election to serve on the Board at any annual meeting of the shareholders or special meeting held to elect directors and (B) to agree to be nominated for election to serve as Executive Chairman at any meeting of the Board held to elect the Executive Chairman and (C) to serve on the Board and as Executive Chairman if properly elected and (b) ESAS shall not have the right to nominate any person, including Mr. Wilder, as the ESAS Nominee if such person (i) is prohibited or disqualified from serving as a director of EXCO under any order or decree of any court, the SEC or any other regulatory body, rule or regulation of the SEC, the New York Stock Exchange or any other exchange on which the Common Stock is listed, or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of his or her fiduciary duties to EXCO and its shareholders (other than such duties that are waived in the Articles of Incorporation of EXCO), (iii) has engaged in acts or omissions that involve (A) intentional misconduct or an intentional violation of Law and that are felonies, or (B) violations of Law involving moral turpitude or that are materially adverse to EXCO, or (iv) is subject to a disqualification event described in Rule 506(d) of Regulation D of the Securities Act of 1933; provided, further, that ESAS shall have the right to replace such disqualified person, other than Mr. Wilder, with a different person as the ESAS Nominee.

EXCO hereby agrees, subject to the fiduciary duties of its Board, to cause the ESAS Nominee to be nominated for election to serve on the Board at any annual meeting of the shareholders or special meeting held to elect directors.

Neither EXCO nor any officer, director, stockholder, partner, member, employee or agent of EXCO makes any representation or warranty as to the fitness or competence of the ESAS Nominee to serve on the Board by virtue of such party’s execution of this letter.

This letter and the obligations hereunder shall automatically terminate on the first to occur of (a) the termination of the Services and Investment Agreement in accordance with its terms and (b) the initial time that ESAS no longer has the right to nominate any ESAS Nominee in accordance with the terms hereof.

This letter is being executed in connection with the Services and Investment Agreement. This letter shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of law. The terms of this letter may not be amended, modified or supplemented, and waivers or consents to departures from the terms hereof may not be given, except by the written consent of all of the parties hereto. This letter may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

3

If the foregoing accurately sets forth our understanding, please acknowledge by signing in the space provided below.

Sincerely,

EXCO RESOURCES, INC.

By:
Name:
Title:

Signature Page to Side Letter

Agreed to and accepted as of the date set forth above

ENERGY STRATEGIC ADVISORY SERVICES LLC

By:
Name:
Title:

Signature Page to Side Letter

EXHIBIT E

(Attached)

EXECUTIVE CHAIRMAN

Rider 7A (insert as new Section 3.9 and renumber existing 3.9 and 3.10):

Section 3.9. Election of Executive Chairman: The Board of Directors may annually elect one of its members to be Executive Chairman of the Board (the “Executive Chairman of the Board”) and may fill any vacancy in the position of Executive Chairman of the Board with a director at such time and in such manner as the Board of Directors shall determine. The Executive Chairman of the Board shall not be an officer, executive or employee of the Corporation by virtue of such position and shall have the same rights, duties and obligations to the Corporation and its shareholders as other members of the Board of Directors who are not officers, executives or employees of the Corporation and shall not have any additional or heightened rights, duties or obligations by virtue of such position. A director may be removed from the position of Executive Chairman of the Board at any time by the affirmative vote of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed and shall not affect the person’s position as a director.

Other Comments:

Section 5.1 - - strike “a Chairman of the Board,” from this section.

Global - - change “Chairman of the Board” to “Executive Chairman of the Board” throughout the Bylaws